UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Ampco–Pittsburgh Corporation

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March 26, 2021

Dear Ampco-Pittsburgh Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Ampco-Pittsburgh Corporation to be held on May 13, 2021, at 10:00 A.M. EST.  The 2021 Annual Meeting of Shareholders of Ampco-Pittsburgh Corporation will be held virtually by visiting www.cesonlineservices.com/ap21_vm.

We are pleased to present you with our 2021 Proxy Statement. At the 2021 Annual Meeting, shareholders will vote on the matters set forth in the 2021 Proxy Statement and the accompanying notice of the annual meeting. Your Board of Directors has recommended three highly qualified and experienced nominees for election to the Board of Directors at the 2021 Annual Meeting. Highlights of the detailed information included in the proxy statement can be found in the “Proxy Summary” starting on page 1, and detailed information regarding the director candidates can be found under “Election of Directors (Proposal 1)” starting on page 18. WHITE proxy cards are being solicited on behalf of the Ampco-Pittsburgh Board of Directors.

Your vote will be especially important for our 2021 Annual Meeting. As you may be aware, Crawford United Corporation (together with its affiliates and related parties, “CUC”) has notified Ampco-Pittsburgh that CUC intends to nominate a slate of two nominees for election to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, proxy card and other solicitation materials from CUC. Ampco-Pittsburgh is not responsible for the accuracy of any information provided by or relating to CUC or its nominees contained in solicitation materials filed or disseminated by or on behalf of CUC or any other statements that CUC may make.

We are confident that our slate of Board nominees has the right mix of professional achievement, skills, experiences and reputations that qualify each of our nominees to serve as a shareholder representative overseeing the management of Ampco-Pittsburgh. We are committed to engaging with our shareholders and continuing to respond to shareholder concerns about Ampco-Pittsburgh, and we believe we are in the best position to oversee the execution of our long-term strategic plan to grow and realize shareholder value. The Board unanimously recommends that you vote “FOR” the election of Messrs. Michael I. German, J. Brett McBrayer, and Carl H. Pforzheimer, III.

The Ampco-Pittsburgh Board of Directors does not endorse any CUC nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your WHITE proxy card. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by CUC. If you have previously submitted a proxy card sent to you by CUC, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the 2021 Annual Meeting by using the enclosed WHITE proxy card or by following the instructions provided on the WHITE proxy card to submit a proxy over the Internet or by telephone or by attending the Annual Meeting and voting your shares during the Annual Meeting.

Whether or not you will attend the virtual meeting, we hope that your shares are represented and voted. In advance of the meeting on May 13, 2021, please cast your vote through the Internet, by telephone or by mail as described in your WHITE proxy card. Instructions on how to vote are found in the section entitled “Questions and Answers Regarding the Annual Meeting—How Do I Cast My Vote” on page 9.

For more information and up-to-date postings, please go to our website, www.ampcopgh.com. If you have any questions or need assistance voting, please contact Morrow Sodali, LLC, our proxy solicitor assisting us in connection with the 2021 Annual Meeting. Shareholders may call toll free at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400.

Thank you for being a shareholder of Ampco-Pittsburgh Corporation.

Sincerely,

J. Brett McBrayer
Chief Executive Officer

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania 15106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 13, 2021

TO THE SHAREHOLDERS OF

AMPCO-PITTSBURGH CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Ampco-Pittsburgh Corporation (“Ampco” or the “Corporation”) will be held virtually.  You will be able to attend the meeting virtually, vote your shares virtually, vote your shares electronically, and submit your questions during the meeting by visiting: www.cesonlineservices.com/ap21_vm and following the instructions on your proxy card. The meeting starts at 10:00 A.M. on Thursday, May 13, 2021 for the following purposes:

1.	to elect three directors for a term that expires in 2024;
2.	to hold a non-binding advisory vote to approve the compensation of our named executive officers;
3.	to act upon a proposal to approve the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan;
4.	to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for 2021; and
5.	to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. The Board unanimously recommends a vote “FOR” each of the three nominees for director named in the accompanying Proxy Statement and a vote “FOR” each of Proposal 2, 3 and 4 on the enclosed WHITE proxy card.

Only shareholders of record at the close of business on March 9, 2021 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. The Annual Meeting may be adjourned or postponed from time to time. At any adjourned or postponed meeting, action with respect to matters specified in this notice may be taken without further notice to shareholders, unless required by law or the Corporation’s Bylaws, as amended (the “Bylaws”).

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described in the WHITE proxy card or voting instruction form provided to you, (ii) calling the toll-free number in the WHITE proxy card or voting instruction form provided to you, or (iii) completing, signing, dating and returning the enclosed WHITE proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States, or voting instruction form provided to you. You are urged to complete and submit the WHITE enclosed proxy card, no matter the size of your shareholdings.

If your broker, bank, trustee or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed WHITE proxy card. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

Your vote will be especially important at the Annual Meeting. Crawford United Corporation (together with its affiliates and related parties, “CUC”) has notified Ampco that it intends to nominate two candidates to the Board for election as directors at the Annual Meeting. You may receive proxy solicitation materials from CUC, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to CUC or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, CUC or any other statements that CUC or its representatives have made or may otherwise make. Signing, dating and returning any proxy card that CUC, or any of its representatives may send to you, even with instructions to vote “withhold” with respect to CUC’s nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees on a WHITE proxy card.  Only your latest proxy card or voting instruction form will be counted. Again, if you have previously submitted a proxy card sent to you by or on behalf of CUC, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card or voting by Internet or telephone by following the instructions specified on the WHITE proxy card or by voting your shares in person at the Annual Meeting.

The Board, including all of its independent directors, strongly and unanimously recommends that you vote on the WHITE Proxy Card or voting instruction form “FOR” the election of Messrs. Michael I. German, J. Brett McBrayer, and Carl H. Pforzheimer, III.

The nominees of the Board for election as directors of the Corporation are listed in the accompanying Proxy Statement and the WHITE proxy card. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE WHITE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL OWNER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE OR OTHER NOMINEE, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES.

If you are unable to attend the Annual Meeting, a replay of the meeting will be available on www.ampcopittsburgh.com/investors.

Regardless of the number of shares of Common Stock of the Corporation that you own, your vote is important. Thank you for your continued support, interest and investment in Ampco-Pittsburgh Corporation.

BY ORDER OF THE BOARD OF DIRECTORS

Rose Hoover, President and Chief Administrative Officer

Pittsburgh, Pennsylvania

March 26, 2021

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of this Proxy Statement or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact the Corporation’s proxy solicitor at the contact listed below:

MORROW SODALI, LLC

509 Madison Avenue Suite 1206
New York, New York 10022
Shareholders Call Toll Free: (800) 662-5200
Bands and Brokers Call Collect: (203) 658-9400
Email: AP@investor.morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to Be Held on May 13, 2021

The proxy statement and the annual report of the Corporation are available at
http://www.ampcopittsburgh.com/investors

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 13, 2021

This Proxy Statement and the accompanying WHITE proxy card, along with the 2020 Annual Report to Shareholders (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020) is being made available to shareholders on or about April 2, 2021 in connection with the solicitation by the Board of Directors (the “Board”) of Ampco-Pittsburgh Corporation, a Pennsylvania corporation (the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”), which will be held virtually on May 13, 2021 at 10:00 A.M., Eastern Time, at www.cesonlineservices.com/ap21_vm, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Any shareholder giving such a proxy may revoke it at any time before it is exercised by written notice to the Corporate Secretary of the Corporation at 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106, by giving a later dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself have the effect of revoking the proxy.

As used in this Proxy Statement, the terms “Ampco”, “the Corporation”, “we”, “us”, and “our” refer to Ampco-Pittsburgh Corporation.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read this entire Proxy Statement carefully before voting. This Proxy Statement and the related proxy materials were first mailed to shareholders and made available on the internet on or about April 2, 2021.

Annual Meeting of Shareholders

• Time and Date:	10:00 A.M., Eastern Time, May 13, 2021

• Place:	Virtually via: www.cesonlineservices.com/ap21_vm

• Record Date:	March 9, 2021

• Voting

Only shareholders as of the record date, March 9, 2021, are entitled to vote. As of the Record Date for the annual meeting, there were 18,821,590 shares of Common Stock outstanding and expected to be entitled to vote at the 2021 Annual Meeting. There are no other securities of the Corporation outstanding and entitled to vote at the 2021 Annual Meeting. Holders of warrants exercisable for shares of Common Stock that have not been exercised prior to the Record Date will not be entitled to vote the shares underlying such warrants at the 2021 Annual Meeting.

Your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting unless you give your broker specific voting instructions.

Even if you plan to attend the annual meeting virtually, please cast your vote as soon as possible by:

•     Using the Internet at www.proxyvote.com;

•     Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903; or

•     Mailing your signed proxy card or voting instruction form.

• Attending the Annual Meeting

To be admitted to the virtual Annual Meeting, you will need the control number provided to you with your proxy voting materials.

You do not need to attend the Annual Meeting to vote if you have properly submitted your proxy in advance of the meeting.

• Meeting Agenda

1.   Election of three directors;

2.   Non-binding, advisory vote to approve the compensation of our named executive officers;

3. Approval of the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan;

4.   Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021; and

5.   Transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

Voting Matters

Proposals	Board Recommendation
Election of Directors	FOR each of the Board's nominees: Messrs. Michael I. German, J. Brett McBrayer, and Carl H. Pforzheimer, III
Non-binding, advisory vote to approve the compensation of our named executive officers	FOR
Approval of the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan	FOR
Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021	FOR

Board Nominees

You are being asked to vote on the election of nominees to serve on the Board, for a term of three years to fill the class of directors whose term expires in 2024.  Additional information about the background and experience of the three nominees recommended by the Board can be found beginning on page 20.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES IN PROPOSAL 1 USING THE ENCLOSED PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY CRAWFORD UNITED CORPORATION AND ANY OF ITS AFFILIATES OR RELATED PARTIES (COLLECTIVELY, “CUC”), EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Committee Assignments
Michael I. German	70	2014	Chief Executive Officer and President, Corning Natural Gas Holding Corporation	Experience as CEO and Director of a public company	X	Audit; Nominating and Governance
J. Brett McBrayer	55	2018	Chief Executive Officer, Ampco-Pittsburgh Corporation	Experience in global industrial businesses and broad executive leadership experience		Executive
Carl H. Pforzheimer, III	84	1982	Manager of Carl H. Pforzheimer & Co. LLC.	Extensive management experience in the investment banking industry and attendant investment advisory analytical skills gained from such a position; board service; broad leadership experience	X	Compensation; Nominating and Governance; Executive; Chair of Audit

Corporate Governance Highlights (Page 27)

We are committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests.  Our corporate governance practices are described in greater detail in the “Corporate Governance” section.  Highlights include:

✓	Six out of eight Board members are independent
✓	Separate non-executive Chairman and Chief Executive Officer roles
✓	Independent Audit, Compensation, and Nominating and Governance Committees
✓	Risk oversight by full Board and committees
✓	Regular executive sessions of independent directors
✓	Average Board attendance of 100% during 2020
✓	Nominating and Governance Committee considers director candidates recommended by shareholders on the same basis as internally nominated candidates
✓	Cumulative voting for directors
✓	Regular Board and committee self-evaluations
✓	“Say-on-Pay” votes to be held annually
✓

Policies (i) prohibiting hedging and pledging, (ii) providing for clawbacks in connection with short and long-term incentive plans, (iii) generally prohibiting tax gross-ups of perquisites, and (iv) for protection of whistleblowers

Executive Compensation Program Highlights

Our executive compensation program is designed to attract and retain top talent by enabling the Corporation to compete effectively for the highest quality personnel and to pay for performance by aligning compensation with the achievement of both short-term and long-term financial objectives that build shareholder value.

The 2020 executive compensation program featured a balanced mix of salary and performance-driven annual and long-term incentive award opportunities. In designing our executive compensation program, we have implemented programs and policies that support our commitment to good compensation governance and that create alignment between our executives and our shareholders.

WHAT WE DO

✓	Align CEO pay with corporate performance
✓	Use long-term incentives to link a significant portion of Named Executive Officer pay to corporate performance
✓	Balance short-term and long-term incentives
✓	Cap incentive awards
✓	Authorize the Board to claw back executive compensation
✓	Use an independent compensation consultant
✓	Compare to peer group to ensure competitive compensation opportunities
✓	Multi-year vesting periods for equity awards
✓	Significant portion of compensation “at risk” subject to achievement of performance metrics
✓	Maintain robust stock ownership guidelines
✓	Provide double trigger equity vesting in the event of a change in control
✓	Review tally sheets
✓	Review of our compensation-related risk profile

WHAT WE DON’T DO

X	Section 280G tax gross-up rights
X	Option repricing or replacement without shareholder approval
X	Allow hedging or pledging of our securities
X	Provide significant perquisites

Additional information about our compensation philosophy and program, including compensation determinations for each of our named executive officers, can be found in the “Executive Compensation Overview” starting on page 38 of this Proxy Statement.

Approval of the Amendment and Restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan

      We are requesting that the shareholders approve the amendment and restatement of the 2016 Omnibus Incentive Plan.  We are amending and restating the 2016 Omnibus Incentive Plan to increase the number of shares available for grant under the plan in order to continue to provide short and long-term equity and performance awards under our Executive Compensation Program described below and further improve our governance structure under this plan.

Ratification of the Appointment of our Independent Registered Public Accounting Firm for 2021

We are requesting that shareholders ratify the appointment of BDO USA, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The table below shows the fees paid by the Corporation to BDO USA, LLP, the independent public accounting firm for the fiscal year ended December 31, 2020.

2020
Audit fees(a)	$589,488
Audit-related fees(b)	$50,000
Tax fees	$—
All other fees	—
Total	$639,488

(a)	Fees for audit services primarily related to the audit of (1) the Corporation’s annual consolidated financial statements and (2) statutory filings for the Corporation’s foreign subsidiaries.

(b)	Fees for audit-related services primarily related to accounting consultations and internal control review.

We encourage you to read the entire Proxy Statement and to vote your shares using the instructions on the WHITE proxy card for the Annual Meeting. If you are unable to attend the Annual Meeting virtually, we encourage you to submit a proxy using the instructions on the WHITE proxy card so that your shares will be represented and voted for each of the proposals described in this Proxy Statement.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Q: Why is the Annual Meeting of Shareholders being held virtually this year?

A: The Annual Meeting of Shareholders is being held virtually this year because of the Coronavirus (COVID-19) pandemic and various restrictions related to large gatherings, along with our desire to protect our shareholders, directors and employees.

Q: How do I attend the virtual meeting?

A: You will be able to attend the meeting virtually, vote your shares electronically, and submit your questions during the question and answer portion of the meeting by visiting www.cesonlineservices.com/ap21_vm and following the instructions on the WHITE proxy card. The meeting starts at 10:00 A.M. Eastern Time on May 13, 2021. To be admitted to the virtual meeting you will need the control number provided to you with your proxy voting materials.

Q: Will you hold the Annual Meeting of Shareholders virtually next year?

A: We will decide whether to hold the 2022 Annual Meeting of Shareholders virtually, in person, or a combination of both once we weigh the benefits and detriments of virtual and in-person meetings following this year’s annual meeting.

Q: Why am I receiving these materials?

A: As a shareholder, we are providing these proxy materials to you in connection with our solicitation of proxies to be voted at our Annual Meeting of Shareholders, which will take place on May 13, 2021. These materials were first mailed to shareholders on or about April 2, 2021. You are invited to attend the Annual Meeting, and you are requested to vote on the proposals described in this Proxy Statement.

Q: What is included in these materials?

A: These materials include:

•	Our Proxy Statement for the Annual Meeting;
•	The WHITE proxy card/voting instruction form for the Annual Meeting; and
•	Our 2020 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

Q: What am I being asked to vote on?

A: You are being asked to vote on the following proposals:

•	Proposal 1 —Election of three directors for a term that expires in 2024;
•	Proposal 2 —Non-binding, advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Proposal”);
•	Proposal 3 —Approval of the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan (the “Omnibus Plan Proposal”);
•	Proposal 4 — Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021 (the “BDO Ratification Proposal”); and
•	Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Q: Why is the Board making such recommendations?

A: We describe each proposal and the Board’s reason for its recommendation with respect to each proposal beginning on pages 18, 37, 58 and 65, and elsewhere in this Proxy Statement.

Q: What are the voting recommendations of the Board of Directors?

A: The Board recommends the following votes:

•	FOR the election of Messrs. Michael I. German, J. Brett McBrayer, and Carl H. Pforzheimer, III for the term that expires in 2024;
•	FOR the Say-on-Pay Proposal;
•	FOR the Omnibus Plan Proposal; and
•	FOR the BDO Ratification Proposal.

Q: Will any other matters be voted on?

A: We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your WHITE proxy card will authorize each of Rose Hoover and Melanie Sprowson (together, the “Proxies”) to vote on such matters in their discretion.

Q: Is my vote important?

A: Yes. Your vote will be particularly important at the Annual Meeting. As you may be aware, the Corporation has received a notice from CUC regarding its intent to nominate a slate comprised of two candidates to the Board for election as directors, (each, a “CUC Nominee” and collectively, the “CUC Nominees”), in opposition to the three nominees recommended by the Board. If elected, the CUC Nominees would not constitute a majority of the Board but may seek to obtain majority control in elections of our other classes of directors in subsequent years.

The Board recommends a vote “FOR” the election of each of the director nominees named in this Proxy Statement on the enclosed WHITE proxy card, and strongly urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from CUC. Please be advised that we are not responsible for the accuracy of any information provided by or relating to CUC or any CUC Nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, CUC or any other statements that CUC or its representatives have made or may otherwise make.

To vote “FOR” any of the Board’s nominees, you must complete, sign, date and return the enclosed WHITE proxy card or follow the instructions provided in the WHITE proxy card for submitting a proxy over the Internet or by telephone or vote in person at the Annual Meeting.

If you have previously signed any proxy card sent to you by CUC in respect of the Annual Meeting, you can revoke it by completing, signing, dating and returning the enclosed WHITE proxy card or by following the instructions provided in the WHITE proxy card for submitting a proxy to vote your shares over the Internet or by telephone or voting in person at the Annual Meeting. Completing, signing, dating and returning any proxy card that CUC may send to you, even with instructions to vote “withhold” with respect to the CUC Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees as only your latest proxy card or voting instruction form will be counted. Beneficial owners whose shares are held in “street name” should follow the voting instructions provided by their bank, broker, trustee or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Board urges you to complete, sign, date and return only the enclosed WHITE proxy card.

Q: Who is soliciting my proxy?

A: The Board, on behalf of the Corporation, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the meeting. By completing, signing, dating and returning the WHITE proxy card or voting instruction form, or by transmitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the Proxies to vote your shares of Common Stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Corporation’s directors, director nominees, and certain executive officers of the Corporation. Such persons are listed in Appendix A to this Proxy Statement.

Additionally, the Corporation has retained Morrow Sodali, LLC, a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited through press releases, investor presentations or other communications issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Q: Will there be a proxy contest at the Annual Meeting?

A: CUC has nominated a slate of two individuals for election as directors to the Board at the Annual Meeting. The CUC Nominees have NOT been endorsed by the Board. You may receive proxy solicitation materials from CUC, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to CUC or any CUC Nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, CUC or any other statements that CUC or its representatives have made or may otherwise make.

Our Board is pleased to nominate for election as directors the following three persons — Messrs. Michael I. German, J. Brett McBrayer, and Carl H. Pforzheimer, III — named in this Proxy Statement and on the enclosed WHITE proxy card to serve as directors for term that expires in 2024. We believe our three nominees have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Corporation for the benefit of all of the Corporation’s shareholders.

Q: Who is entitled to vote at the Annual Meeting?

A: The Board has set March 9, 2021 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you are a shareholder as of the close of business on March 9, 2021. You are entitled to one vote on each proposal for each share of Common Stock you hold on the Record Date, except shareholders have the right to cumulate votes in regard to the election of directors. Your shares may be voted at the Annual Meeting only if you are “present” at the Annual Meeting or your shares are represented by a valid proxy. At the close of business on March 9, 2021, there were 18,821,590 shares of our Common Stock issued and outstanding.

Q: What is the difference between a shareholder of “record” and a “street name” owner?

A: If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. The Corporation sent the proxy materials directly to you. The WHITE proxy card accompanying this Proxy Statement will provide information regarding how to vote your shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. You are considered to be the beneficial owner of those shares and your shares are said to be held in “street name,” and the proxy materials are being forwarded to you by that organization. Street name owners generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered entitled to vote on any matters to be considered at the Annual Meeting, and as such, will not be considered present at the Annual Meeting. If you own your shares in “street name,” please instruct your bank, broker, trustee or other nominee how to vote your shares using the WHITE voting instruction form provided by your bank, broker, trustee or other nominee so that your vote can be counted. The WHITE voting instruction form provided by your bank, broker, trustee or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

Q: How do I cast my vote?

A: The process for voting your shares depends on how your Common Stock is held. Generally, you may hold Common Stock in your name as a “shareholder of record” or in an account with a broker, bank, trust or other nominee (i.e., in “street name”).

•	If your shares are registered in your name, you may vote your shares at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.
•

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone, or you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed.

VOTING METHODS

If you are a shareholder of record as of the close of business on the Record Date, you may cast your vote using any of the following methods:

•

Vote via the Internet, by visiting the website “www.proxyvote.com.” Follow the instructions on your WHITE proxy card to transmit your voting instructions over the Internet and for electronic delivery of information.  Have your WHITE proxy card or voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  Shareholders who submit a proxy by Internet need not also return a proxy card or the voting instruction form forwarded by your broker, bank, trust or other holder of record by mail.

•

Vote by Phone by dialing 1-800-690-6903 and following the instructions for telephone voting on your proxy card or voting instruction form to transmit your voting instructions.  Have the proxy card or voting instruction form in hand when you call and then follow the instructions.  Shareholders who submit a proxy by telephone need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust or other holder of record by mail.

•

Vote by mail by completing, signing and dating your WHITE proxy card and mailing it in the postage-paid envelope we have provided.  If you are a beneficial owner whose shares are held in street name, please return a properly signed and dated voting instruction form by following the instructions specified in the form.

•

Vote “In Person” at the Virtual Annual Meeting, by casting your vote electronically during the Annual Meeting being held virtually via www.cesonlineservices.com/ap21_vm. Shares held in your name as the shareholder of record may be voted “in person” at the Annual Meeting. Shares held beneficially in street name may be voted “in person” only if you obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares as of the Record Date, indicating that you were a beneficial owner of shares as of the close of business on such date and the number of shares that you beneficially owned at that time.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote over the Internet, you may incur related ancillary costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares will close at 11:59 P.M. Eastern Time on May 12, 2021. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

You will be able to vote your shares electronically during the Annual Meeting if you attend virtually.

If you vote by Internet or telephone or return your signed WHITE proxy card or voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a proposal, your shares will be voted, with respect to that proposal, in accordance with the voting recommendations of the Board of Directors.

If you have any questions or require assistance in submitting a proxy for your shares, please call Morrow Sodali, LLC at (800) 662-5200.

Q: Can I revoke or change my vote after I deliver my proxy?

A: Yes. If you are a shareholder of record, you can change your vote or revoke your proxy at any time prior to the voting thereof at the Annual Meeting by:

•	Submitting a valid, later-dated proxy card or voting instruction form;
•	Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 11:59 P.M. Eastern Time on May 12, 2021;

•	Notifying our Corporate Secretary in writing that you have revoked your proxy; or
•	Voting electronically at the virtual Annual Meeting (your attendance at the Annual Meeting will not, in and of itself, revoke your prior proxy).

If your shares are held in a brokerage account in your broker’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee. Such shareholders may also vote in person at the Annual Meeting if they obtain a legal proxy from their broker, bank, trust or other nominee which holds their shares in street name.

If you have previously submitted a proxy card sent to you by CUC, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting over the Internet or by telephone by following the instructions on your WHITE proxy card. Submitting any proxy card sent to you by CUC will revoke votes you have previously made via our WHITE proxy card.

Q: Has the Corporation received notice from one or more shareholders that they are intending to nominate director candidates or bring proposals at the Annual Meeting?

A: Yes. Based on recently available public filings, CUC has indicated beneficial ownership of an aggregate 1,570,887 shares of our Common Stock as of February 1, 2021, including shares of Common Stock underlying 681,999 Warrants, each exercisable to purchase 0.4464 common shares (representing 304,444 shares of Common Stock)1, representing approximately 8.58% of outstanding Common Stock on such date, and CUC has delivered notice to the Corporation of its intention to nominate two candidates to the Board for election as directors in opposition to the three nominees recommended by the Board for the class of directors whose term ends in 2024.

The Board strongly urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from CUC, including to vote “withhold” with respect to the CUC Nominees. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card.

Q: What should I do if I receive a proxy card from CUC?

A: CUC has nominated a slate of two individuals for election as directors to the Board in opposition to the three nominees proposed by the Board for the class of directors whose term ends in 2024. We expect that you may receive proxy solicitation materials from CUC, including opposition proxy statements and proxy cards. The Board strongly urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from CUC, including to vote “withhold” with respect to the CUC Nominees. We are not responsible for the accuracy of any information provided by or relating to CUC or the CUC Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, CUC or any other statements that CUC or its representatives have made or may otherwise make. If you have already voted using the proxy card provided by CUC, you have every right to change your vote by completing and returning the enclosed WHITE proxy card or by voting over the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card or voting instruction form or by voting in person at the Annual Meeting. Only the latest proxy you submit will be counted. If you vote “withhold” on the CUC Nominees using the proxy card sent to you by CUC, your vote will not be counted as a vote for any of the director nominees recommended by the Board, but will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call Morrow Sodali, LLC at (800) 662-5200.

[1]	Please see “Background to the Solicitation” for a description of CUC’s calculations of its beneficial ownership in it Schedule 13D filed with the SEC.

Q: Is cumulative voting permitted for the election of directors?

A: You have the right to cumulate your votes by distributing a number of votes, determined by multiplying the number of directors to be elected at the Annual Meeting (i.e., three) by the number of your shares as of the close of business on the Record Date, to one individual nominee or among two or more nominees. Unless contrary instructions are provided on the enclosed WHITE proxy card or voting instruction form, the persons named as proxies may cast all of their votes “For” or “Withhold” with respect to the nominees or may allocate the votes among the nominees in accordance with their discretion.

However, you will NOT be permitted to distribute your votes between the candidates recommended by our Board listed on the WHITE proxy card and CUC’s nominees on any proxy card sent to you by CUC. This is because any vote with respect to any of CUC’s nominees on its proxy card will revoke any previous proxy submitted by you, including any previous proxy FOR the Corporation’s nominees. THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS DO NOT RETURN ANY PROXY CARD SENT TO YOU BY CUC, EVEN AS A PROTEST VOTE AGAINST CUC OR ANY OF THE CUC NOMINEES. Your Board strongly and unanimously urges you to DISCARD all proxy cards or other materials sent to you by CUC.

Q: What happens if I do not specify how I want my shares voted? What is discretionary voting? What is a broker non-vote?

A: As a shareholder as of the close of business on the Record Date, if you properly complete, sign, date and return a WHITE proxy card or voting instruction form, your shares of Common Stock will be voted as you specify. However, if you are a shareholder of record and you return an executed WHITE proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the persons named as proxies will vote your shares:

•	FOR the election of Messrs. Michael I. German, J. Brett McBrayer, and/or Carl H. Pforzheimer, III to serve as directors for term that expires in 2024;
•	FOR the Say-on-Pay Proposal;
•	FOR the Omnibus Plan Proposal; and
•	FOR the BDO Ratification Proposal.

A “broker non-vote” occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares. If you own your shares beneficially in street name through a broker and do not provide voting instructions to your broker, your shares will be considered to be broker non-votes and will not be counted for establishing the presence of a quorum and will not be voted on any proposal on which your broker does not have discretionary authority to vote.

To the extent that CUC provides a proxy card to shareholders in street name, none of the proposals at the Annual Meeting are considered a discretionary matter. As a result, if you own your shares beneficially in street name through a broker, then we encourage you to provide voting instructions to the broker that holds your shares by carefully following the instructions provided in their notice to you.

Q: How many shares must be present to conduct business at the Annual Meeting?

A: Holders of at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting must be represented virtually at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, withheld votes and, in the event that CUC does not provide a proxy card to shareholders in street name, broker non-votes also will be counted in determining whether a quorum exists.

The judge of election will determine whether a quorum is present. At the close of business on March 9, 2021, there were 18,821,590 shares of our Common Stock issued and outstanding. Shares are counted as present at the Annual Meeting if:

•	you attend the Annual Meeting; or
•	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trustee or other nominee and such broker, bank, trustee or other nominee submits a proxy covering your shares. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented at such meeting (but no other business shall be transacted at such meeting), without any notice if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.

Q: What is the effect of abstentions and broker non-votes on voting?

A: Abstentions will be counted as present at the Annual Meeting for the purpose of determining a quorum. Because each director nominee will require more “FOR” votes than the director nominees who receive the least number of votes in order to be elected, “withhold” votes have no effect on the outcome of Proposal 1. To approve the Say-on-Pay Proposal, Omnibus Plan Proposal and BDO Ratification Proposal, if a quorum is present, the affirmative vote of a majority of the voting power represented at the Annual Meeting is required for approval. As a result, abstention votes will have the same effect as a vote “AGAINST” such matters.

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the shareholder who owns the shares in “street name” has not provided any voting instructions to the broker on that matter. The rules of the New York Stock Exchange (“NYSE”) apply to brokers that are NYSE members voting on matters being submitted to shareholders at the Annual Meeting. Under the rules of the NYSE, if a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. Because we are facing a contested election, the NYSE rules governing brokers’ discretionary authority do not permit brokers to exercise discretionary voting power regarding any of the proposals to be voted on at the Annual Meeting. As a result, brokers are not entitled to vote on any of the proposals at the Annual Meeting without receiving voting instructions from the beneficial owners, and thus the underlying shares will not be counted for establishing the presence of a quorum, and will have no effect on the outcome of Proposals 1, 2, 3 or 4. If you do not provide voting instructions to your broker holding shares of Common Stock for you, your shares will not be voted with respect to any proposal. We therefore encourage you to provide voting instructions on a WHITE proxy card or the voting instruction form provided by the broker that holds your shares, in each case by carefully following the instructions provided.

Q: What vote is required to approve the proposals?

A: ELECTION OF DIRECTORS:  Pursuant to our Bylaws, if a quorum is present at the Annual Meeting, with respect to Proposal 1 – “Election of Directors”, directors will be elected by a plurality of the votes cast by shares present in person or by proxy and entitled to vote at the Annual Meeting. “Plurality” means that, among the Board’s nominees and the CUC Nominees, the three nominees who receive the largest number of “FOR” votes of the shares entitled to be voted in the election for directors will be elected, whether or not they received a majority of votes cast. You may vote “FOR” all Board nominees, “WITHHOLD” your vote as to all Board nominees, or “FOR ALL” Board nominees except the specific nominee from whom you “WITHHOLD” your vote. There is no “against” option. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and “withhold votes” will have no effect on the outcome of Proposal 1.

Say-on-Pay Proposal: The approval of a non-binding, advisory resolution approving the compensation of our named executive officers requires the affirmative vote by the holders of a majority of the voting power represented at the Annual Meeting when a quorum is present. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote. While the vote on Proposal 2 is advisory, and will not be binding on us or the Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years. Broker non-votes will have no effect on the outcome of Proposal 2.

OMNIBUS PLAN Proposal: The approval of the Omnibus Plan Proposal requires the affirmative vote by the holders of a majority of the voting power represented at the Annual Meeting when a quorum is present. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 3.

BDO Ratification Proposal: The ratification of the appointment of BDO requires the affirmative vote by the holders of a majority of the voting power represented at the Annual Meeting when a quorum is present. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 4, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 4.

Votes will be tabulated by a judge of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q: Could other matters be decided at the Annual Meeting?

A: We do not expect any other items of business will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a WHITE proxy card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and of which we did not have notice at least by February 6, 2021, which is 90 days before the anniversary date of our 2020 Annual Meeting of Shareholders, and such persons named as proxies intend to vote on any such other matter in accordance with their best judgment.

Q: Who will count the votes?

A: All votes will be tabulated as required by Pennsylvania law, the state of our incorporation, by the independent judge of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting and shares represented by proxies that reflect abstentions as to one or more proposals will be counted as present for purposes of determining a quorum. Broker non-votes will not be counted as present for purposes of determining a quorum.

Q: What does it mean if I receive more than one notice from the Corporation or WHITE proxy card or voting instruction form?

A: Because CUC has submitted the nomination of the CUC Nominees to the Board in opposition to the slate proposed by the Board, we may conduct multiple mailings prior to the Annual Meeting to ensure shareholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE proxy cards, if you hold shares that are registered in more than one account—please vote the WHITE proxy card for every account you own. The latest dated proxy you submit will be counted, and IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS AND DISREGARD ANY PROXY CARD SENT TO YOU BY CUC.

Q: What do I need to do to attend the Annual Meeting?

A: Admission to the Annual Meeting is limited to shareholders and their duly appointed proxy holders as of the close of business on the Record Date with proof of ownership of Common Stock. In order to attend the virtual Annual Meeting, you will need the control number provided to you with your proxy voting materials. The virtual meeting will begin at 10:00 A.M. Eastern Time at the following link: www.cesonlineservices.com/ap21_vm.

If you wish to vote the shares you own beneficially during the meeting, you must first obtain a “legal proxy” from your broker or custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Your broker or custodian will not have the discretion to vote these shares on your behalf at the Annual Meeting.

You are encouraged to vote using the instructions on the WHITE proxy card to have your shares voted regardless of whether or not you plan to attend the Annual Meeting. Your vote is very important. Please vote using the instructions on the WHITE proxy card even if you plan to attend the Annual Meeting.

Q: Who will pay for the solicitation of proxies?

A: We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the WHITE proxy card, the Notice of Annual Meeting and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Corporation will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services. We have retained Morrow Sodali, LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Morrow Sodali, LLC up to $125,000, plus reasonable out-of-pocket expenses for proxy solicitation services. Morrow Sodali, LLC expects that approximately 35 of its employees will assist in the solicitation.

Our aggregate expenses, including legal fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of Corporation employees and officers, are expected to be approximately $250,000, of which $65,000 has been incurred as of the date of this Proxy Statement.

Appendix A sets forth information relating to our directors, director nominees, as well as certain of our officers who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors and director nominees of the Corporation or because they may be soliciting proxies on our behalf.

Q: Do I have appraisal or dissenter’s rights?

A: None of the applicable Pennsylvania law, the Articles of Incorporation nor our Bylaws provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Q: How do I obtain a copy of Ampco’s Annual Report?

A: The Corporation’s 2020 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC, accompanies this Proxy Statement.  Copies of the exhibits to the 2020 Annual Report on Form 10-K will be provided upon written request to Ampco-Pittsburgh Corporation “c/o Corporate Secretary” at 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106, free of charge. Copies of the 2020 Annual Report on Form 10-K and exhibits may also be downloaded at no cost from the SEC’s website at www.sec.gov. The 2020 Annual Report on Form 10-K does not form any part of the material for soliciting proxies.

Q: Where can I find the voting results of the Annual Meeting?

A: We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Q: Whom should I call if I have questions about the Annual Meeting?

A: Morrow Sodali, LLC is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of this Proxy Statement or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact Morrow Sodali, LLC:

MORROW SODALI, LLC
509 Madison Avenue Suite 1206
New York, New York 10022
Shareholders Call Toll Free: (800) 662-5200
Bands and Brokers Call Collect: (203) 658-9400
Email: AP@investor.morrowsodali.com

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4, USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY CUC EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

BACKGROUND TO THE SOLICITATION

On November 18, 2019, CUC’s Chief Executive Officer, Brian Powers, called our Chief Financial Officer, Michael G McAuley, to gauge our interest in divesting any assets, specifically related to CUC’s Air Enterprises business.

On June 26, 2020, Mr. Powers, called Mr. McAuley, to communicate CUC’s interest in further exploring opportunities involving CUC’s Air Enterprises business and our Air and Liquid Processing segment, including potential opportunities that could involve a purchase or sale of businesses by either party.

On June 26, 2020, we filed a Registration Statement on Form S-1 for a proposed rights offering to our shareholders, pursuant to which holders of our Common Stock would be entitled to purchase units consisting of Common Stock and a Series A warrant to purchase additional Common Stock (the “Rights Offering”).

On July 10, 2020, Mr. Powers sent a letter on behalf of CUC, addressed to Mr. McAuley on our behalf, reiterating the message contained in the June 26, 2020 phone call.

On July 21, 2020, we filed Amendment No. 1 to the Registration Statement on Form S-1 related to the Rights Offering, which was made to the holders of our Common Stock as of the record date of 5:00 p.m. (Eastern time) on August 17, 2020.

On August 13, 2020, we filed Amendment No. 2 to the Registration Statement on Form S-1 related to the Rights Offering, pursuant to which the holders of our Common Stock as of the record date of 5:00 p.m. (Eastern time) on August 17, 2020 were entitled to purchase up to 12,800,795 units at a subscription price of $1.5624, consisting of 0.4464 shares of Common Stock and a Series A warrant exercisable to acquire 0.4464 shares of Common Stock at an exercise price of $2.5668).  Subscription rights were only exercisable in aggregate for whole numbers of units. Only whole numbers of shares of Common Stock and Series A warrants exercisable for whole numbers of shares were issuable to shareholders in the Rights Offering.  The Registration Statement was declared effective at 4:15 p.m. Eastern time on August 13, 2020.

On August 13, 2020, Ambassador Edward F. Crawford, individually and as trustee of the 2006 Irrevocable Trust of Laura W. Van Loan for the Benefit of Mary M. Crawford (the “Van Loan Trust”), filed a Schedule 13D with the SEC disclosing its beneficial ownership of approximately 5.33% of our then outstanding Common Stock.

On August 17, 2020, we filed a final prospectus with the SEC pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended.

On August 18, 2020, we commenced the Rights Offering.

On September 17, 2020, we announced that the Rights Offering was 93% subscribed and we would extend the expiration of the Rights Offering for two business days or until Friday, September 18, 2020.

On September 18, 2020, we closed the Rights Offering, pursuant to which we sold approximately 12.3 million units and raised gross proceeds of approximately $19.3 million, excluding any proceeds that may be received by us from future exercises of the Series A warrants.

On October 1, 2020, Ambassador Crawford, individually and as trustee of the Van Loan Trust, filed with the SEC Amendment No. 1 to the previously filed Schedule 13D, to reflect the formation of a group with CUC (collectively, the “CUC Group”).  Amendment No. 1 to the Schedule 13D further disclosed that the Van Loan Trust exercised 681,999 units in the Rights Offering, pursuant to which it acquired 304,444 shares of our Common Stock and Series A warrants to purchase an aggregate of 681,999 shares of our Common Stock.2  In addition, Amendment No. 1 to Schedule 13D disclosed that the CUC Group beneficially owned 10.26% of the outstanding shares of our Common Stock.3

On January 11, 2021, Mr. Powers submitted a request by certified mail and e-mail for our form of director nominee questionnaire and written representation required by our Amended and Restated By-Laws, to be submitted by CUC with respect to the nomination of Ambassador Crawford and Mr. John D. Grampa, the CUC Nominees.  We subsequently provided to CUC the director nominee questionnaire and instructions with respect to the written representation.

On February 1, 2021, CUC delivered a notice by certified mail and e-mail, nominating the CUC Nominees for election to the Board at the Annual Meeting.  The CUC Group also filed Amendment No. 2 to its Schedule 13D to, among other things, announce that CUC nominated the CUC Nominees for election at the Annual Meeting with respect to the two non-executive board members whose terms expire in 2021.

On February 4, 2021, Ambassador Crawford returned a call from our Chief Executive Officer, J. Brett McBrayer to Mr. Powers, during which Ambassador Crawford expressed his desire to seat the CUC Nominees on our Board of Directors and explore a transaction between us and CUC.  Mr. McBrayer offered to discuss Ambassador Crawford’s requested with the Chairman of our Board of Directors, James J. Abel.

On February 5, 2021, Mr. McBrayer called Ambassador Crawford to inform him that Ambassador Crawford’s desires as expressed on the February 4th phone call would be presented to our Board of Directors at its next meeting scheduled for February 10, 2021.

On February 8, 2021, Ambassador Crawford called Mr. McBrayer to advise that an e-mail summarizing his desires for the Board’s consideration would be forthcoming.  CUC delivered a letter later on such day, relaying certain matters, which in CUC’s view, would benefit our stakeholders and the stakeholders of CUC, including CUC purchasing our entire Air & Liquid Processing segment, CUC purchasing only the Aerofin coil business, or CUC selling its Commercial Air Handling segment to us. In addition, CUC requested that we support the election of the CUC Nominees to our Board of Directors.

On February 10, 2021, our Board of Directors and Nominating and Governance Committee met to, among other things, review CUC’s ideas as expressed in the February 8th letter and also consider each candidate for nomination by our Board of Directors, Messrs. German, McBrayer and Pforzheimer, and each of the CUC Nominees.  Following a review of each candidate’s qualifications in accordance with our Corporate Governance Guidelines and other governance documents, our Board, pursuant to the recommendation of our Nominating and Governance Committee, nominated each of Messrs. German, McBrayer and Pforzheimer to our Board of Directors for election to the class of directors whose term ends in 2024. Our Board also instructed Mr. McBrayer to seek additional information regarding CUC’s ideas.

On February 13, 2021, Mr. McBrayer called Ambassador Crawford and notified him that our Board of Directors had decided not to include the CUC Nominees as nominees for election at the Annual Meeting. In addition, Mr. McBrayer sought to set a meeting for us to obtain further information regarding CUC’s ideas concerning possible transactions between us and CUC.  Ambassador Crawford did not pursue such a meeting.

[2]

We believe that the Van Loan Trust miscalculated the shares of our Common Stock issuable upon exercise of the Series A warrants acquired by it.  Each Series A warrant is exercisable for 0.4464 shares of our Common Stock.  Accordingly, the Series A warrants issued to the Van Loan Trust are exercisable for up to 304,444 shares of our Common Stock.

[3]

Due to the error noted in the preceding footnote, we believe that the CUC Group beneficially owned 8.14% of our outstanding shares of common stock, calculated pursuant to the number of shares disclosed as outstanding under Item 5 of Amendment No. 1 to the CUC Group’s Schedule 13D.

On February 18, 2021, Mr. McBrayer sent an e-mail to Mr. Powers confirming that our Board of Directors declined to nominate the CUC Nominees to our Board.  We also requested that CUC withdraw its nomination of the CUC Nominees.  A copy of the letter was also sent via certified mail.

On February 19, 2021, CUC’s outside legal counsel called our outside legal counsel regarding Mr. McBrayer’s February 18 e-mail.  Mr. Powers called Mr. McBrayer requesting additional time to respond to the February 18 e-mail and advised that CUC was not seeking a proxy contest.  We accommodated such request, providing CUC until February 26, 2021 to withdraw its nominations.

On February 26, 2021, following a conversation between CUC’s outside legal counsel and our outside legal counsel, Mr. Powers sent an e-mail to Mr. McBrayer expressing CUC’s disappointment that the CUC Nominees were not nominated and belief that there are considerable opportunities for us and CUC to work together.

On March 2, 2021, our outside legal counsel and outside legal counsel for CUC had a call regarding CUC’s February 26th e-mail and on March 3, 2021, CUC’s outside legal counsel advised that CUC did not have anything additional to add to their most recent communication to us, which we have reasonably taken to mean that CUC would not formally withdraw its nominees for the Annual Meeting.

On March 11, 2021, our outside legal counsel e-mailed CUC’s outside legal counsel, advising that we intend to file this Proxy Statement preliminarily with the SEC on March 12, 2021 and reiterating our request for CUC to withdraw its nominations. On March 12, 2021, CUC’s outside legal counsel confirmed to our outside legal counsel that CUC has not made a determination to withdraw its nominations.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM CUC, EVEN TO VOTE “WITHHOLD” WITH RESPECT TO CUC’S NOMINEES, AS DOING SO WILL CANCEL ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED TO HAVE YOUR SHARES VOTED FOR THE BOARD’S NOMINEES ON A WHITE PROXY CARD SINCE ONLY YOUR LATEST PROXY CARD OR VOTING INSTRUCTION FORM WILL BE COUNTED.

ELECTION OF DIRECTORS

(Proposal 1)

As of the date of this Proxy Statement, Ampco’s Board of Directors comprises eight members divided into three classes. Directors are elected for three-year terms. The terms for each class end in successive years. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated three incumbent directors, Messrs. Michael I. German, J. Brett McBrayer and Carl H. Pforzheimer, III, to stand for reelection to the Board for a three-year term expiring in 2024.

CUC has notified the Corporation of its intent to nominate a slate of two nominees for election to the Board of Directors at the Annual Meeting. The Nominating and Governance Committee reviewed the director nominees proposed by CUC and determined not to recommend the CUC Nominees and to instead recommend the Board’s nominees in light of their backgrounds, career experiences and qualifications, as well as their respective contributions to the Board’s mix of skills and experiences.

You may receive a proxy statement, proxy card and other solicitation materials from CUC. The Ampco Board of Directors does not endorse any of the CUC Nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any proxy card sent to you by CUC. Please note that voting to “withhold” with respect to any of the CUC Nominees on a proxy card sent to you by CUC is not the same as voting for your Board’s nominees because a vote to “withhold” with respect to any of the CUC Nominees on its proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any proxy card sent to you by CUC. If you have previously submitted a proxy card sent to you by CUC, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

Your vote is very important. Even if you plan to attend the 2021 Annual Meeting, we request that you vote your shares by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by voting via the Internet or by telephone using the instructions provided on the enclosed WHITE proxy card. The Proxies named in the accompanying WHITE proxy card intend to vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by such Proxies. If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to the election of directors or any of the other proposals. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares in line with the Board’s recommendations on the WHITE proxy card.

Mr. German was most recently elected by the shareholders at the 2018 Annual Meeting of Shareholders and Mr. Pforzheimer was most recently elected by the shareholders at the 2020 Annual Meeting of Shareholders. Mr. McBrayer was appointed to the Board of Directors, effective July 1, 2018, in connection with his appointment as the Corporation’s Chief Executive Officer.

The Board of Directors has determined that each Board nominee except Mr. McBrayer qualifies as an independent director under NYSE corporate governance listing standards.

If any of the Board’s nominees is unable to serve or for good cause will not serve as a director, the Board of Directors may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named as proxies will vote for the remaining nominees and substitute nominees chosen by the Board.

In addition to the information set forth below, Appendix A sets forth information relating to the Corporation’s directors, the Board’s nominees for election as directors and certain of the Corporation’s officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors, nominees or because they will be soliciting proxies on our behalf.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that, among the Board’s nominees and the CUC Nominees, the three nominees who receive the largest number of “FOR” votes of the shares entitled to be voted in the election for directors will be elected. Votes that are withheld or shares that are not voted will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF MESSRS. GERMAN, MCBRAYER AND PFORZHEIMER ON THE WHITE PROXY CARD.

Summary of Director Attributes and Skills

Our directors have a diversity of experience that spans a broad range of industries and in the public and not-for-profit sectors. They bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen the Board’s ability to carry out the Board’s oversight role on behalf of our shareholders. In the director biographies below, we describe certain areas of individual expertise that each director brings to our Board.

The table below is a summary of the range of skills and experiences that each director brings to the Board. Because it is a summary, it does not include all of the skills, experiences, qualifications, and diversity that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it.

Name	Abel	Dunlap	Fessenden	German	Lieberman	McBrayer	Paul	Pforzheimer
Year of Joining Board	2014	2019	2017	2014	2004	2018	2002	1982
Experience:
Finance	X	X		X	X		X	X
Industry	X	X	X	X		X	X
International	X	X	X			X	X
Leadership	X	X	X	X	X	X	X	X
Public Company Board	X	X	X	X	X	X	X	X
Risk Management	X			X	X	X		X
Technology	X	X				X

Board of Directors’ Nominees

Nominees for Directors Whose Term of Office Expires in 2024:

MICHAEL I. GERMAN

Director Since: 2014

Age: 70

Committees: Audit Committee; Nominating and Governance Committee

Career Highlights and Qualifications:  Mr. German is the Chief Executive Officer and President of Corning Natural Gas Holding Corporation (formerly known as Corning Natural Gas Corporation), a holding company for natural gas and electric utilities, and has served in this role since December 2006.  Mr. German has been a director of Corning Natural Gas Holding Corporation since 2014 (and a director of Corning Natural Gas Corporation from 2006 until 2014). Mr. German also serves as president of Corning Natural Gas Appliance Corporation (“Corning Appliance”), Pike County Light & Power Company (“Pike”), and Corning Natural  Gas’s joint venture investments, Leatherstocking Gas Company, LLC (“Leatherstocking Gas”) and Leatherstocking Pipeline Company, LLC (“Leatherstocking Pipeline”). Prior to joining Corning Natural Gas, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island, and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly held energy services and delivery company, including president of several utilities. From 1978 to 1994, Mr. German worked at the American Gas Association, finishing as senior vice president. From 1976 to 1978, Mr. German worked for the US Energy Research and Development Administration. Mr. German received a Bachelor of Arts in History from Trinity College, a Masters of Business Administration from Columbia University and a Juris Doctorate from Boston University Law School.

Other Current Public Company Directorships: Corning Natural Gas Holding Corporation

Other Current Affiliations: Mr. German serves on the Boards of Directors of Leatherstocking Gas, Leatherstocking Pipeline, Pike, Three River Development Corporation and Northeast Gas Association, as well as the board of trustees of the Adirondack Park Institute.

Previous Directorships: Mr. German served as a director of Pennichuck Corporation from 2008 until 2011.

Attributes and Skills:  Mr. German’s experience as the chief executive officer of a public company, his many years of service as a director of companies and his broad leadership experience led the Board to conclude that he should serve as a director.

J. BRETT MCBRAYER

Director Since: 2018

Age: 55

Committees: Executive Committee

Career Highlights and Qualifications: Mr. McBrayer has served as the Corporation’s Chief Executive Officer since July of 2018.  He previously served as President and Chief Executive Officer at Airtex Products and ASC Industries, a global manufacturer and distributor of automotive aftermarket and OEM fuel and water pumps, from 2012 through 2017. Airtex Products and ASC Industries, together with its parent company, UCI International LLC, and affiliated companies filed for bankruptcy protection in June 2016, successfully emerging in December 2016. Mr. McBrayer had also served as Vice President and General Manager of the Alcan Cable business at Rio Tinto Alcan, as Vice President and General Manager of the Specialty Metals Division at Precision Cast Parts Corporation, and held positions of various responsibility and leadership during his 20 years with Alcoa, Inc.  Mr. McBrayer received a Bachelor of Science in Industrial Engineering from the University of Tennessee and a Master of Arts in Applied Behavioral Science from Bastyr University.

Attributes and Skills:  Mr. McBrayer’s extensive experience in global industrial businesses and his broad executive leadership experience led the Board to conclude that he should serve as a director.

CARL H. PFORZHEIMER, III

Director Since: 1982

Age: 84

Committees: Audit Committee (Chair); Compensation Committee; Nominating and Governance Committee and Executive Committee

Career Highlights and Qualifications: Mr. Pforzheimer has been Manager of Carl H. Pforzheimer & Co. LLC, an investment banking firm, or its predecessors or related entities for more than five years.

Previous Directorships: Mr. Pforzheimer served as a director of U. S. Trust Co. from 1999 until 2007.

Attributes and Skills:  In addition to the attendant investment advisory analytical skills gained from his role at Carl H. Pforzheimer & Co. LLC, Mr. Pforzheimer’s former role as chairman of the Audit and Risk Management Committees of U. S. Trust Co. led the Board to conclude Mr. Pforzheimer should serve as a director.

Continuing Directors Whose Term of Office Expires in 2023:

JAMES J. ABEL

Director Since: 2014

Age: 75

Committees: Executive Committee (Chair)

Career Highlights and Qualifications: Prior to his retirement, Mr. Abel served as Interim President and Chief Executive Officer of CPI Corporation, an operator of portrait studios, from February 2012 to April 2013 and as a director from 2004 to April 2013.  Mr. Abel previously served as President and Chief Executive Officer of Financial Executives International, a firm representing senior financial executives in dealing with regulatory agencies involved with corporate financial reporting and internal controls, from May 2008 to February 2009.

Previous Directorships: Mr. Abel has served as a director of CPI Corporation from 20014 until April 2013, and LGL Group, Inc., a globally-positioned producer of industrial and commercial electronic components and instruments, from 2011 until 2014.

Attributes and Skills: Mr. Abel’s background as a senior executive, his expertise in financial management and his experience with manufacturing operations, as well as his board experience, led the Board to conclude that he should serve as a director.

WILLIAM K. LIEBERMAN

Director Since: 2004

Age: 75

Committees: Audit Committee; Compensation Committee; Nominating and Governance Committee (Chair) and Executive Committee

Career Highlights and Qualifications: Mr. Lieberman has been President of The Lieberman Companies, insurance brokerage and consulting company, for more than five years.

Attributes and Skills: In addition to more than forty years of management experience in the insurance, benefit and risk management areas, Mr. Lieberman has served as a director or trustee of many organizations including charitable companies, hospitals and universities. These qualifications led the Board to conclude that he should serve as a director.

STEPHEN E. PAUL

Director Since: 2002

Age: 53

Career Highlights and Qualifications: Mr. Paul has been a managing principal of Laurel Crown Partners, a private investment company, for more than five years. Prior to that he was a Vice President of Business Development at eToys, Inc., a web-based retailer focused exclusively on children’s products, and an Associate at Donaldson, Lufkin and Jenrette, Inc. He became a President of The Louis Berkman Investment Company, a private investment company, in 2013. Mr. Paul holds a bachelor’s degree from Cornell University and a master’s degree in business administration from Harvard Business School.

Other Current Affiliations: Mr. Paul serves on several boards of directors including Pittsburgh Steelers Sports, Inc., a professional sports entertainment organization, Kova International Inc., a leading developer, manufacturer and market of in vitro diagnostic products, and Five Four, Inc., a holding company for fashion brands and services.

Previous Directorships:  Mr. Paul served as a director of International Money Express, Inc. (Nasdaq: IMXI), a leading money remittance services company, from July 2018 to September 2020.  He also served as a director of Dynacast International Inc., a global manufacturer of small engineered precision die cast components, from 2012 to 2015 and a director of Morton’s Restaurant Group, Inc. (NYSE: MRG), from 2003 to 2014.

Attributes and Skills: Mr. Paul’s background in investment banking and private equity investment led the Board to conclude that he should serve as a director.

Continuing Directors Whose Term of Office Expires in 2022:

ELIZABETH A. FESSENDEN

Director Since: 2017

Age: 65

Committees: Compensation Committee (Chair) and Executive Committee

Career Highlights and Qualifications: Prior to her retirement, Ms. Fessenden spent nearly three decades in corporate leadership roles at Alcoa Inc., including as president of the flexible packaging division and president of primary metals allied businesses. She also served in a number of operations roles with Alcoa. From 2006-2008, she was an operations principal with a private equity firm. Since 2008, she has been the principal of Fessenden Associates, a business consulting company. Ms. Fessenden earned Bachelor’s and Master’s degrees in engineering as well as a Master’s degree in business administration, all from Clarkson University.

Other Current Public Company Directorships: Quarles Petroleum; Alpha Metallurgical Resources

Other Current Affiliations: Ms. Fessenden has been a member of the board of directors of Quarles Petroleum since January of 2015. Ms. Fessenden was appointed to the Board of Directors of Alpha Metallurgical Resources (NYSE: AMR) in February 2021. Ms. Fessenden also serves on the Board of Plan International, USA, a global girls’ rights organization.

Previous Directorships: Ms. Fessenden also served as a director of Cardno from 2014 to 2015 and of O’Brien & Gere, from 2008 to 2014. Ms. Fessenden also served on the advisory board of Alloy Polymers and the board of directors of Polymer Group Inc.

Attributes and Skills: Ms. Fessenden’s extensive operations experience in the metals industry, her many years of service as a director of companies, and her broad leadership experience led the Board to conclude that she should serve as a director.

TERRY L. DUNLAP

Director Since: 2019

Age: 61

Career Highlights and Qualifications: Mr. Dunlap most recently served as Interim CEO and President of TimkenSteel Corporation, a manufacturer of SBQ steel bars and seamless mechanical tubing in North America, from October, 2019 until December, 2020. Mr. Dunlap served in several leadership positions at Allegheny Technologies Incorporated, a global manufacturer of technically advanced specialty materials and complex components, from 1983 to 2014, where he last served as Executive Vice President, ATI Flat-Rolled Products, from 2011 to 2014.  Mr. Dunlap has been the principal of Sweetwater LLC, a consulting and investment firm with a primary focus on metals and manufacturing, since January 2015.

Other Current Public Company Directorships: Matthews International Corporation; TimkenSteel Corporation

Other Current Affiliations: Mr. Dunlap has been a member of the board of directors of Matthews International since February 2015 and the board of directors of TimkenSteel since August 2015.

Previous Directorships: Mr. Dunlap served on the board of directors of Elliott Group Holdings from 2015 to 2019.

Attributes and Skills: Mr. Dunlap’s extensive operations experience in the metals industry, years of board service and broad leadership experience led the Board to conclude that he should serve as a director.

Process of Evaluation of Director Candidates

The Nominating and Governance Committee makes a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information or information provided by an independent search firm which identifies or provides an assessment of a candidate or a shareholder nominating or suggesting a candidate. If a consensus is reached by the committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, and a Board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts interviews and may invite other Board members or senior Ampco executives to interview the candidate to assess the candidate’s overall qualifications. The committee considers the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees.

At the conclusion of this process, the committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

The Nominating and Governance Committee may, from time to time, retain the services of a search firm that specializes in identifying and evaluating director candidates. Services that may be provided by the search firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

Upon the recommendation of the Nominating and Governance Committee, the Board re-nominated each of Messrs. German and Pforzheimer for election to an additional term as director, and re-nominated Mr. McBrayer for his initial election to the Board of Directors by the shareholders at the 2021 Annual Meeting.  Mr. McBrayer was initially appointed to the Board of Directors in connection with his appointment as Chief Executive Officer.

Director Compensation

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, and to recognize the substantial time and effort necessary to exercise oversight of a complex organization like Ampco and fulfill the other responsibilities required of our directors. Mr. McBrayer, our sole employee director, does not receive additional compensation for his Board service.

The Compensation Committee reviews director compensation periodically, but at least once every three years, and recommends changes to the Board when it deems appropriate. The Compensation Committee regularly engages an independent compensation consultant, Pay Governance LLC, to advise the Compensation Committee with respect to our director compensation program. In connection with its review, Pay Governance LLC assesses the structure of our director compensation program compared to competitive market practices of similarly situated companies. Because of the economic uncertainties due to the COVID-19 pandemic, the Committee deferred action until 2021. Based on the market information and recommendations provided to the Compensation Committee by Pay Governance LLC, and taking into account various factors, including the responsibilities of the directors generally, the responsibilities of the Chairman and committee chairs, and Corporation’s performance, the Compensation Committee approved, the current compensation program for non-employee directors, effective January 1, 2020.

Director Fees

In 2020, each director who was not employed by the Corporation received an annual retainer of $40,000, payable quarterly in cash in equal installments.  The Board Chair received an additional $25,000 fee, the Chair of the Audit Committee received an additional $15,000 annual fee, the Chair of the Compensation Committee received an additional $10,000 fee, and the Chair of the Nominating and Governance Committee received an additional $7,500 fee. Further, members of Board committees received the following additional fees in lieu of per meeting fees: $7,500 for the Audit Committee, $5,000 for the Compensation Committee, and $3,750 for the Nominating and Governance Committee.  Directors do not receive additional meeting fees for Board or committee meetings.

Each non-employee director is also entitled to receive an annual stock award.  Under our non-employee director compensation program, this annual stock award is supposed to be valued at $70,000 and is usually based on the closing price of our Common Stock on grant date. However, in order to align the compensation paid to our non-employee directors with the Corporation’s performance, the Corporation determined the number of shares of Common Stock subject to the 2020 annual stock award based on a per share price of $7.00, rather than $3.08, the closing price of our Common Stock on the date of grant. This reduction substantially limited the number of shares granted in a low stock price environment.  This resulted in our non-employee directors receiving an annual stock award worth $30,800 approximately 56% fewer shares and corresponding grant value than that which would have been granted had the Compensation Committee used the closing price of our Common Stock on the date of grant, consistent with historical practice prior to 2019.

The following table describes the components of compensation for non-employee directors:

Annual Compensation Element	2020 Amount ($)
Cash Retainer for Non-employee Directors	40,000
Annual Equity Award for Non-employee Directors	30,800
Other Annual Cash Fees:
Chairman Fee	25,000
Audit Committee Chair Fee (including Audit Committee Member Fee)	15,000
Audit Committee Member Fee	7,500
Compensation Committee Chair Fee (including Compensation Committee Member Fee)	10,000
Compensation Committee Member Fee	5,000
Nominating and Governance Committee Chair Fee (including Nominating and Governance Committee Member Fee)	7,500
Nominating and Governance Committee Member Fee	3,750
Stock Ownership Requirement	120,000

2020 Director Compensation

The table below summarizes the director compensation earned by non-employee directors of the Corporation in 2020:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Other Compensation ($)	Total ($)
James J. Abel	65,000	30,800	0	95,800
Terry L. Dunlap	40,000	30,800	0	70,800
Elizabeth A. Fessenden	50,000	30,800	0	80,800
Michael I. German	51,250	30,800	0	82,050
William K. Lieberman	60,000	30,800	0	90,800
Stephen E. Paul	40,000	30,800	0	70,800
Carl H. Pforzheimer, III	63,750	30,800	0	94,550

(1)	This column reflects annual cash retainer fees, including committee chair fees, as well as committee membership fees paid to each listed director.
(2)

This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the stock awards granted to directors. The assumptions made in calculating the grant date fair values are set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Directors’ Alignment with Shareholders; Stock Ownership Guidelines

We have a long-standing approach of compensating executive officers and directors in part with stock awards and encouraging retention of stock acquired through such awards or by market purchases. We believe retention of stock creates a long-term perspective and aligns the interests of our directors and executive officers with those of our shareholders

In 2020, the Board of Directors, upon the recommendation of the Compensation Committee, adopted new Stock Ownership Policy Guidelines requiring, among other things, non-employee Directors to hold stock at a target level of three times their annual cash retainer, or $120,000 for 2020.

Under the director compensation program, directors who were not in compliance with the ownership value requirement were not permitted to sell or transfer more than 50% of shares issued as part of the Corporation’s annual equity award for non-employee directors.

The following table shows the value of each non-employee director’s holdings in Ampco Common Stock as of March 9, 2021, based on the closing price of our Common Stock on NYSE on that date.

Non-employee Directors	Number of Shares held	Value of Shares Held ($)
James J. Abel	78,347	601,705
Terry L. Dunlap	33,928	260,567
Elizabeth A. Fessenden	50,439	387,372
Michael I. German	110,380	847,718
William K. Lieberman	70,479	541,279
Stephen E. Paul	62,384	479,109
Carl H. Pforzheimer, III	73,920	567,706

Prohibitions Against Short Sales, Hedging, Margin Accounts and Pledging

We have adopted an Insider Trading Policy, which prohibits members of the Board of Directors from pledging, engaging in short sales or hedging transactions with respect to any of their Ampco securities.  In addition, our directors are prohibited from holding Ampco securities in margin accounts that permit hedging arrangements or hold more than 0.05% of all outstanding shares of Ampco Common Stock. The policy continues to align the interests of our directors with those of our shareholders.

CORPORATE GOVERNANCE

Corporate Governance Summary

Presented below are some highlights of our corporate governance practices and policies. You can find further details about these and other corporate governance practices and policies in the following pages of this Proxy Statement.

•

Our Board is currently comprised of eight directors, six of whom have been determined by the Board to be independent. Pursuant to the Shareholder Support Agreement, dated as of March 3, 2016, by and among the Corporation, Altor Fund II GP Limited (“Altor Fund”), and other signatories thereto, Altor Fund is entitled to designate one nominee to serve on our Board, until such time when Altor Fund and certain of its affiliates own, in the aggregate, less than 888,302 shares.  Altor Fund’s prior nominee, Mr. Fredrik Strömholm, resigned from the Board effective May 9, 2018, and Altor Fund has not designated another nominee since his resignation.

•	We currently have separate non-executive Chairman and Chief Executive Officer roles.
•

All of the Board’s standing committees, other than the Executive Committee, are composed entirely of independent directors, and each such standing committee has a written charter that is reviewed and reassessed annually.

•

Our Board of Directors oversees the Corporations’ risk management function, which covers, among other things, financial risk, legal/compliance risk, operational/strategic risk, reputational risk, emerging risk, cybersecurity risk and fraud risk, and utilizes key insights from the Audit Committee, Compensation Committee and Nominating and Governance Committee.

•	The Board of Directors routinely meets in executive session, both with the Corporation’s Chief Executive Officer and with only the non-employee directors.
•

The Nominating and Governance Committee periodically reviews qualifications for directors to our Board of Directors; in connection with an upcoming election of directors or vacancy on our Board, identifies candidates to serve as directors on the basis of such criteria; and recommends candidates to the Board for nomination on the basis of such criteria. The Nominating and Governance Committee and the Board of Directors considers director candidates recommended by shareholders on the same basis as other candidates.

•	Our bylaws allow shareholders to cumulate votes in the election of directors.
•	The Board of Directors annually reviews the Corporation’s succession plans for Executives.
•	We have an annual self-evaluation process for the Board and each standing committee, other than the Executive Committee.
•	Our internal audit function reports directly to the Audit Committee.
•	We annually ask our shareholders to ratify the Audit Committee’s selection of the Corporation’s independent auditors.
•	Consistent with the recommendation of our shareholders, we have determined that we will hold a Say-on-Pay vote annually.
•

Our strong corporate culture is reflected in our policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, which applies to all of the Corporation’s officers, directors and employees, as well as our Code of Ethics, which applies to our Chief Executive Officer and Chief Financial Officer, each of which is available on the Corporation’s website at www.ampcopittsburgh.com

•

Our Insider Trading Policy prohibits directors, officers and employees from hedging or short selling any of their Ampco securities.  In addition, our directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are prohibited from holding Ampco securities in margin accounts that permit hedging arrangements or hold more than 0.05% of all outstanding shares of Ampco Common Stock.

•

The Board has adopted a clawback policy in connection with short and long-term incentive plans. Pursuant to the policy, if the Corporation is required, because of fraud or negligence, to restate financial results for any restatement period in a manner that would have adversely affected the amount of the payout of any incentive compensation awards, the Compensation Committee has the right, during the three-year period following the restatement period, to review the matter and determine what, if any, repayment participants will be required to make.

•

The Board has adopted a policy prohibiting excise tax gross-ups of perquisites pursuant to which the Corporation is prohibited from making any tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, such as a relocation reimbursement policy.

•

The Board has adopted a whistleblower policy to protect any employee who, in good faith, reports incidents of unethical business conduct, violations of laws or accounting standards, internal accounting controls or audit standards or danger to employees or public health and safety.

•

The Board has adopted Stock Ownership Policy Guidelines for the Corporation’s Directors and Executive Officers (D&Os”) to align their interests with our shareholders and instill in our D&Os a meaningful economic interest in future performance.

•

The Corporation has an active responsive investor relations program. In addition to timely earnings reporting and regular public conference calls, the Corporation deploys strategies to communicate the Corporation’s value proposition to the investment community. The firm also conducts investor outreach events, such as participation at independent investor conferences, non-deal roadshows, and other communications, providing an opportunity to engage with large groups of investors and prospective investors. The Corporation produces additional investor presentation materials supporting these events and makes them public via posting them to its investor relations website and/or filings with the SEC if and when appropriate.

Board Independence

The Board of Directors has adopted standards to assist it in evaluating the independence of its directors, which may be categorized as: (1) compliance with NYSE’s listing requirements, (2) non-material relationships with the Corporation, and (3) other facts and circumstances. The standards are attached to the Corporate Governance Guidelines which are available on the Corporation’s website at www.ampcopittsburgh.com. After evaluating each director on the basis of these standards, the Board has determined that James J. Abel,  Elizabeth A. Fessenden, Michael I. German, William K. Lieberman, Stephen E. Paul and Carl H. Pforzheimer, III do not have material relationships with the Corporation (other than as members of the Board of Directors) and are independent within the meaning of the Corporation’s independence standards and those of the NYSE.

Audit Committee members must meet additional independence standards under NYSE listing standards and rules of the SEC. Specifically, Audit Committee members may not receive any consulting, advisory or compensatory fees other than their directors’ compensation. The Board has also determined that each member of the Audit Committee satisfies the enhanced standards of independence applicable to Audit Committee members under NYSE listing standards and SEC rules.

The Board has determined in its judgment that the Compensation Committee is composed entirely of independent directors within the Corporation’s independence standards and those of the NYSE. In making its determination, the Board considered, among other things, the factors applicable to members of the Compensation Committee pursuant to NYSE listing standards and Rule 10C-1 of the Exchange Act.

Leadership Structure

Mr. McBrayer is the Corporation’s Chief Executive Officer and is responsible for the day-to-day operation of the Corporation. Mr. James J. Abel serves as non-executive Chairman of the Board, and in such capacity presides at all meetings of our Board of Directors and serves as a conduit between the Board and management. The Board believes that this leadership structure is appropriate for the Corporation at this time because it:

•	allows for independent oversight of management,
•	increases management accountability, and

•	encourages an objective evaluation of management’s performance relative to compensation

The Board will assess periodically whether the roles should be separated or combined based on its evaluation of what is in the best interests of the Corporation and its shareholders.

Director Nominating Procedures

The Corporation’s Corporate Governance Guidelines and its Nominating and Governance Committee Charter charge the Nominating and Governance Committee with selecting nominees for election to the Board of Directors and with reviewing, at least annually, the qualifications of new and existing members of the Board of Directors. The Nominating and Governance Committee also considers the extent to which such members may be considered “independent” within the meaning of applicable NYSE rules, as well as other appropriate factors, including overall skills and experience.

From time to time, the Nominating and Governance Committee will seek to identify potential candidates for director nominees and will consider potential candidates proposed by other members of the Board of Directors, by management of the Corporation or by shareholders of the Corporation.

In considering candidates submitted by shareholders of the Corporation, the Nominating and Governance Committee will take into consideration the needs of the Board of Directors and the candidate’s qualifications. To have a candidate considered by the Nominating and Governance Committee, a shareholder must submit the recommendation in writing and must provide the information set forth in, and otherwise comply with, Section 18 of Article II of the Corporation’s Amended and Restated By-Laws.

The shareholder recommendation and information described above must be sent to Ampco-Pittsburgh Corporation “c/o Corporate Secretary” at 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106 and, in order to allow for timely consideration, must be received not less than 90 days in advance of the anniversary date of the Corporation’s most recent annual meeting of shareholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may review and consider publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Nominating and Governance Committee believes that the candidate has the potential to be a good candidate, the Nominating and Governance Committee would seek to gather information from or about the candidate. Such information may include information gathered through one or more interviews as appropriate and review of his or her accomplishments and qualifications generally, in light of any other candidates that the Nominating and Governance Committee may be considering. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a shareholder. Although the Nominating and Governance Committee does not have a formal written diversity policy, it considers the diversity of our Board to be a priority and considers Board diversity as a whole, including the skills, background and experience of our directors.

Director Terms

The Board is divided into three classes, and the directors in each class serve for three-year terms unless there is a need to adjust the number of Directors in a class or they are unable to continue to serve due to death, resignation, retirement or disability or are otherwise removed from office during such term. The term of one class of directors expires each year at the Corporation’s annual meeting of shareholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by reassigning a director from another class. The Board also may create a new director position in any class and elect a director to hold the newly created position. In accordance with our Amended and Restated Articles of Incorporation, all directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

Voting for Directors

Ampco’s Articles of Incorporation and By-Laws provide a plurality voting standard for election of directors in uncontested elections. An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders.  Ampco’s By-laws provide for cumulative voting in the event of a contested election.  Accordingly, shareholders have the right to cumulate their votes by distributing a number of votes, determined by multiplying the number of directors to be elected at the Annual Meeting (i.e., three) by the number of shares owned by such shareholder as of the close of business on the Record Date, to one individual nominee or among two or more nominees. CUC has notified Ampco that CUC intends to nominate a slate of two nominees for election to the Board at the 2021 Annual Meeting in opposition to the nominees recommended by the Board. In that case, the three candidates for election as directors receiving the highest number of FOR votes will be elected at the 2021 Annual Meeting.

Board’s Role in Risk Oversight

The Board of Directors as a whole is responsible for risk management oversight of the Corporation and ensuring that management develops sound business strategies. The involvement of the full Board of Directors in setting the Corporation’s business strategy and objectives is integral to the Board’s assessment of our risk profile and also a determination of what constitutes an appropriate level of risk and how best to manage any such risk. This involves receiving reports and/or presentations from applicable members of management, the Chief Risk Officer and Chief Information Officer, and the committees of the Board. The full Board of Directors continually evaluates risks such as financial risk, legal/compliance risk, operational/strategic risk, reputational risk, emerging risk, cybersecurity risk and fraud risk and addresses individual risk issues with management throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board delegates responsibility for certain aspects of risk management to its standing committees. In particular, the Audit Committee focuses on enterprise risks and related controls and procedures, including financial reporting, fraud and regulatory risks. The Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Corporation’s strategy and objectives. The Nominating and Governance Committee is responsible for overseeing the Corporation’s corporate governance and corporate governance principles.

Executive Sessions

The non-management directors have regularly scheduled executive sessions, both with and without the Chief Executive Officer. Any security holder who wants to communicate directly with the presiding director, currently our Chairman, or the non-management directors as a group can do so by following the procedure below under “Security Holder Communications with Directors”.

Security Holder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders and other interested parties. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or such individual or group or committee and sent to Ampco-Pittsburgh Corporation “c/o Corporate Secretary” at 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106. Communications sent in this manner will be reviewed by the office of the Corporate Secretary for the purpose of determining whether the contents represent a message to one or more of the Corporation’s directors. Depending on the subject matter, the Corporate Secretary may attempt to handle the inquiry directly, such as when it is a request for information about the Corporation or a stock-related matter. The Corporate Secretary also may not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

Annual Meeting Attendance

The Corporation encourages its directors to attend the Annual Meeting of the Corporation’s shareholders. All of the directors then in office were in attendance at the 2020 Annual Meeting.

BOARD COMMITTEES

Summary

During 2020, the Board had four standing committees: Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee. The Board makes committee and committee chair assignments annually at its meeting immediately preceding the annual meeting of shareholders, although further changes to committee assignments may be made from time to time as deemed appropriate by the Board. The Nominating and Governance Committee Charter, the Compensation Committee Charter, the Audit Committee Charter and the Corporate Governance Guidelines are available on the Corporation’s website at www.ampcopittsburgh.com.

The current composition of the Board and each committee of the Board is set forth below:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee	Board of Directors
James J. Abel			C		C
Terry L. Dunlap					X
Elizabeth A. Fessenden		C	X		X
Michael I. German	X			X	X
William K. Lieberman	X	X	X	C	X
J. Brett McBrayer			X		X
Stephen E. Paul					X
Carl H. Pforzheimer, III	C	X	X	X	X
2020 Meetings	5	6	0	2	5

X—Member

C—Chair

All of the directors attended at least 75% of the applicable Board and Committee meetings in 2020.

The non-management directors meet separately in regularly scheduled executive sessions without members of management present, except to the extent that the non-management directors request the attendance of one or more members of management. The Board Chair presides over meetings of the non-management directors.

Audit Committee

The Audit Committee held five meetings in 2020 and was comprised of three directors: Carl H. Pforzheimer, III (Chair), Michael I. German and William K. Lieberman.  None of the Audit Committee members is now, or has within the past five years been, an employee of the Corporation. The Board has determined that none of the members of the Audit Committee have any financial or personal ties to the Corporation (other than director compensation and equity ownership as described in this Proxy Statement) and that they meet the NYSE and SEC standards for independence applicable to members of the Audit Committee.

The Audit Committee reviews the Corporation’s accounting and reporting practices, including internal control procedures, and maintains a direct line of communication with the Directors and the independent accountants. The Audit Committee also is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm, as well as evaluating the performance of our internal audit function and our financial reporting processes.

The Board of Directors has determined that Mr. Pforzheimer meets the SEC criteria to be deemed an “audit committee financial expert” and meets the NYSE standard of having accounting or related financial management expertise. Each member of the Audit Committee is financially literate.

Compensation Committee

The Compensation Committee met six times in 2020 and is comprised of three directors: Elizabeth A. Fessenden (Chair), William K. Lieberman and Carl H. Pforzheimer, III. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation programs and policies and reviewing and recommending to the Board of Directors the participation of executives and other key management employees in the various compensation plans of the Corporation.

The Compensation Committee, under the terms of its charter, has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the Committee in executive compensation matters. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors. In 2020, the Compensation Committee engaged Pay Governance LLC as its independent provider of compensation consulting services for decisions relating to 2020 compensation. The Committee can also utilize external legal advisors and assesses the independence of its advisors.

In 2020, the Compensation Committee was given oversight of aspects of the Corporation’s human capital management strategy that it may deem of importance to the long-term sustainability of the Corporation.

Certain executive officers of the Corporation attend meetings of the Compensation Committee from time to time and are given the opportunity to express their views on executive compensation matters.

Each member of the Compensation Committee is a “non-employee director” of the Corporation as defined under Rule 16b-3 of the Exchange Act, and each member is also an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.

None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Executive Committee

The Executive Committee did not meet in 2020. It is comprised of the following five directors: James J. Abel (Chair), Elizabeth A. Fessenden, William K. Lieberman, Carl H. Pforzheimer, III, and J. Brett McBrayer. This Committee is responsible for providing guidance and counsel to the Corporation’s management team on significant matters affecting the Corporation and taking action on behalf of the Board where required in exigent circumstances, such as where it is impracticable or infeasible to convene, or obtain the unanimous written consent of, the full Board.

Nominating and Governance Committee

The Nominating and Governance Committee met twice in 2020 and was comprised of three directors: William K. Lieberman (Chair), Michael I. German and Carl H. Pforzheimer, III. The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors and recommending candidates for membership on the Board of Directors and its committees, developing and recommending to the Board of Directors the Corporation’s corporate governance policies and reviewing the effectiveness of board governance, including overseeing an annual assessment of the performance of the Board of Directors and each of its committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of More Than Five Percent

The following table sets forth information, to the extent known by the Corporation, concerning individuals (other than directors or officers of the Corporation) or entities holding more than five percent of the outstanding shares of the Corporation’s Common Stock. The “percent of class” in the table below is calculated based upon 18,821,590 shares outstanding as of March 9, 2021.

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Mario J. Gabelli (and entities which he controls or for which he acts as chief investment officer) One Corporate Center Rye, NY 10580	4,022,751	(1)	20.04%
The Louis Berkman Investment Company 600 Grant Street, Suite 3230 Pittsburgh, PA 15219	3,644,616	(2)	18.24%
Altor Fund II GP Limited (and affiliates) 11-15 Seaton Place St Helier Jersey JE4 OQH Channel Islands	1,776,604	(3)	9.44%
L. W. Van Loan Trust dated September 8, 2006, Edward F. Crawford and Crawford United Corporation c/o The Crawford Group 6065 Parkland Boulevard Cleveland, OH 44124	1,570,888	(4)	8.21%
Columbia Management Investment Advisers, LLC 225 Franklin Street Boston, MA 02110	1,206,593	(5)	6.41%

(1)

According to the amended Schedule 13D filed on March 19, 2021, Mario J. Gabelli beneficially owns 4,022,751 shares of our Common Stock of which he has sole voting power with respect to 3,947,003 shares and sole dispositive power with respect to 4,022,751 shares. Of the 4,022,751 common shares reported as beneficially owned, 1,252,988 are pursuant to Warrants to purchase common shares.

(2)

According to the amended Schedule 13D filed on October 6, 2020, The Louis Berkman Investment Company beneficially owns 3,644,616 shares of our Common Stock and has sole voting and dispositive power with respect to such shares. Of the 3,644,616 common shares reported as beneficially owned, 1,161,427 are pursuant to Warrants to purchase common shares held by The Louis Berkman Investment Company which are exercisable prior to their expiration on August 1, 2025.  Stephen E. Paul, a director of the Corporation, owns 28.24% of The Louis Berkman Investment Company’s non-voting stock, held in various trusts.

(3)

According to the amended Schedule 13D filed on August 12, 2020, Altor Fund beneficially owns 1,776,604 shares of our Common Stock. Altor Fund has shared voting and dispositive power with respect to the shares beneficially owned by each of the reporting persons, as set forth in such Schedule.

(4)

According to the Schedule 13D filed with the SEC on August 13, 2020, and amended on October 1, 2020 and February 1, 2021, the L.W. Van Loan Trust dated September 8, 2006, Ambassador Edward F. Crawford and Crawford United Corporation, have shared voting and dispositive power with respect to 1,266,444 shares of our outstanding Common Stock and shares of Common Stock underlying 681,999 Warrants, each exercisable to purchase 0.4464 common shares (representing 304,444 shares of Common Stock).  Such Warrants are exercisable prior to their expiration on August 1, 2025.

(5)

According to the amended Schedule 13G filed on January 11, 2021, Columbia Management Investment Advisers, LLC (“CMIA”) has shared voting power with respect to 1,206,593 shares of our Common Stock and shared dispositive power with respect to 1,206,593 shares of our Common Stock. CMIA is an investment adviser. CMIA and its parent holding company, Ameriprise Financial, Inc., disclaim beneficial ownership of these securities.

Director and Executive Officer Stock Ownership

The following table sets forth as of March 9, 2021, information concerning the beneficial ownership of the Corporation’s Common Stock by the Directors and Named Executive Officers and all Directors and Executive Officers of the Corporation as a group. The “percent of class” in the table below is calculated based upon 18,821,590 shares outstanding as of March 9, 2021.

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Stephen E. Paul	3,726,253	(1)	18.63%
Michael I. German	160,524	(2)	*
Rose Hoover	102,765	(3)	*
Carl H. Pforzheimer, III	96,240	(4)	*
James J. Abel	95,428	(5)	*
J. Brett McBrayer	95,199	(6)	*
William K. Lieberman	92,230	(7)	*
Elizabeth A. Fessenden	66,160	(8)	*
Michael G. McAuley	53,776	(9)	*
Terry L. Dunlap	42,856	(10)	*
Directors and Executive Officers as a group (12 persons)	4,673,977	(11)	22.93%

*	Less than 1%
(1)

Represents 62,384 shares owned directly, 19,253 shares pursuant to Warrants to purchase common shares held directly by Mr. Paul, 2,483,189 shares owned by The Louis Berkman Investment Company and 1,161,427 shares pursuant to Warrants to purchase common shares held by The Louis Berkman Investment Company. Mr. Paul is a President of The Louis Berkman Investment Company and is a trustee of various trusts which own 28.24% of its non-voting stock.

(2)	Represents 100,380 shares held directly, 10,000 shares held joint with his spouse and 50,144 shares pursuant to Warrants to purchase Common Stock.
(3)

Represents 26,649 shares owned directly, 46,000 shares that she has the right to acquire within sixty days pursuant to stock options, 12,156 restricted stock units that will vest within sixty days, 13,496 performance stock unit shares that she has the right to acquire within 60 days and 4,464 shares pursuant to Warrants to purchase Common Stock.

(4)

Includes 72,320 shares owned directly, 800 shares held by a trust of which he is a trustee and principal beneficiary, 800 shares held by a trust of which he is a trustee in which he disclaims beneficial ownership, and 22,320 shares pursuant to Warrants to purchase Common Stock.

(5)	Represents 78,347 shares held directly and 17,081 shares pursuant to Warrants to purchase Common Stock.
(6)

Represents 44,970 shares held directly, 21,686 restricted stock units that will vest within sixty days, 14,258 performance stock unit shares that he has the right to acquire within 60 days and 14,285 shares pursuant to Warrants to purchase Common Stock.

(7)

Represents 60,938 shares held directly, 9,541 shares held joint with his spouse, 18,807 shares pursuant to Warrants to purchase Common Stock held directly and 2,944 shares pursuant to Warrants to purchase Common Stock held joint with his spouse.

(8)	Represents 50,439 shares held directly and 15,721 shares pursuant to Warrants to purchase Common Stock.
(9)

Represents 25,449 shares owned directly, 10,161 restricted stock units that will vest within sixty days, 10,306 performance stock unit shares that he has the right to acquire within 60 days and 7,860 shares pursuant to Warrants to purchase Common Stock.

(10)	Represents 33,928 shares held directly and 8,928 shares pursuant to Warrants to purchase Common Stock.
(11)	Excludes double counting of shares deemed to be beneficially owned by more than one director.

Unless otherwise indicated, the individuals named have sole investment and voting power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and persons who beneficially own more than 10% of the Corporation’s Common Stock, to file reports of holdings and transactions in the Corporation’s Common Stock with the SEC and to furnish the Corporation with copies of all Section 16(a) reports that they file. Based on those records and other information furnished, during 2020, executive officers, directors and persons who beneficially own more than 10% of the Corporation’s Common Stock complied with all filing requirements except for Mr. Lieberman. It was discovered that Mr. Lieberman took part in an automatic dividend reinvestment plan through his broker and, due to an administrative error, the shares purchased pursuant to this plan had not been reported timely. When the error was discovered, the reporting of the shares owned was included on a Form 4 filed on September 24, 2020.

NON-BINDING, ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Proposal 2)

The Board is committed to a compensation philosophy and program that promotes our ability to attract, retain and motivate individuals who can achieve superior results for Ampco, its shareholders and its other stakeholders. As part of that commitment, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, shareholders are being asked to approve, in an advisory non-binding resolution, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal is our “Say-on-Pay” proposal. The Say-on-Pay vote is advisory and therefore not binding on the Corporation or the Board. However, the Board of Directors and the Compensation Committee will carefully review the opinions that our shareholders express and will take the outcome of the vote into account when making decisions regarding executive compensation. Our Board of Directors adopted a policy to hold this advisory vote on executive compensation annually.

We believe that the Say-on-Pay vote represents an additional means by which we may obtain important feedback from our shareholders about executive compensation. As set forth in the Executive Compensation Overview on the following page, the overall objectives of our executive compensation program are to provide compensation that is competitive, create a structure that is based on achievement of performance goals and provide incentive for long-term continued employment.

Upon consideration of the voting results for the proposal considered at the Corporation’s 2017 Annual Meeting of Shareholders regarding the frequency of advisory Say-on-Pay votes, the Board of Directors determined to hold an advisory Say-on-Pay vote annually. Shareholders will have the opportunity to next provide an advisory vote on the frequency of such advisory Say-on-Pay votes which is required in 2023. The Board will consider the results of such vote following the 2023 annual meeting of shareholders.

Shareholders are encouraged to read the Executive Compensation Overview, starting on page 38, which discusses how the elements of the compensation packages for the named executive officers are determined, and review the Summary Compensation Table and the other related information following the Summary Compensation Table. The Board and the Compensation Committee believe that the Corporation’s policies and procedures on executive compensation are strongly aligned with the long-term interests of our shareholders and are effective in achieving the strategic goals of the Corporation. The Say-on-Pay vote gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the shareholders of Ampco-Pittsburgh Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers, as disclosed in the Corporation’s proxy statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Overview, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION AND THEREBY ENDORSE THE CORPORATION’S EXECUTIVE COMPENSATION PROGRAM.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

EXECUTIVE COMPENSATION OVERVIEW

In this CD&A we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 49. We refer to these executive officers as our “named executive officers” or “NEOs.”

Executive Compensation Overview describes the key features of our executive compensation program for 2020 for our “named executive officers”:

2020 Named Executive Officers

Name	Title (as of last day of 2020)
J. Brett McBrayer	Chief Executive Officer
Michael G. McAuley	Senior Vice President, Chief Financial Officer and Treasurer
Rose Hoover	President and Chief Administrative Officer

We have divided this discussion into five parts:

1.	2020 Highlights
2.	Key Features of Our Executive Compensation Program
3.	2020 Compensation Objectives
4.	2020 Compensation Decisions
5.	Other Compensation Practices and Policies

2020 HIGHLIGHTS

Under the oversight of our Compensation Committee, our compensation structure is designed to provide a competitive compensation structure that will retain top performers and incentivize individuals’ performance and enhance shareholder value in a responsible manner. In keeping with this design, the 2020 executive compensation program features a balanced mix of salary and performance-driven annual and long-term incentive award opportunities. The chart below illustrates the target compensation opportunities in 2020 for Mr. McBrayer, our Chief Executive Officer (“CEO,” and also referred to as our “Principal Executive Officer” or “PEO”).

Based on our business performance results, the named executive officers earned bonuses under the short-term incentive program, which illustrates our pay-for-performance philosophy and also motivates our officers to continue to focus their efforts on improvements in the overall financial results of the Corporation.  The bonuses earned under the short-term incentive program are partially driven by the positive results in the Forged and Cast Engineered Products (“FCEP”) segment and the Air and Liquid Processing segment, each of which exceeded their threshold level for operating income goals, a key metric in our compensation program.  This helped the Corporation to also achieve the adjusted earnings per share (“EPS”) goal. Each of the named executive officers also earned annual incentive awards based on personal performance.

In addition, the portion of our 2018-2020 long-term incentive (“LTI”) program related to Return on Invested Capital (“ROIC”) was achieved.  The threshold for the PSU relative total shareholder return (“rTSR”) portion of the 2018-2020 PSUs was not achieved, and as a result, that portion of the 2018-2020 PSU was forfeited.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our Compensation Committee (also referred to as the “Committee”) believes that our executive compensation program includes key features that align the interests of our named executive officers and the Corporation’s long-term strategic direction with the interests of our shareholders and is designed to avoid features that could misalign their interests.

KEY FEATURES

•     Align CEO Pay with Corporate Performance:

A significant portion of our CEO’s actual pay is tied to annual performance goals and long-term shareholder returns. A majority of long-term incentive awards granted during 2020 to our CEO were provided as PSUs.

•     Use Long-Term Incentives to Link a Significant Portion of Named Executive Officer Pay to Company Performance:

A significant portion of pay for our named executive officers is long-term incentives linked to Return on Invested Capital (“ROIC”) and relative total shareholder return (“rTSR”).

• Balance Short-Term and Long-Term Incentives: Our incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance.

•     Use of Performance Metrics:

A significant portion of each executive’s annual pay is based on objective performance metrics. Our executive compensation program is designed so that a significant portion of compensation is “at-risk” based on corporate performance, as well as equity-based in order to align the interests of our executive officers and shareholders.

• Cap Incentive Awards: Annual incentive awards and PSUs include capped payouts (200% for annual incentives and 200% for PSUs).

•     Mitigate Excessive Risk-taking Behaviors by Named Executive Officers:

Our executive compensation program includes features that reduce the possibility of our named executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value, such as a cap on annual incentive awards

•     Authorize the Board to Claw Back Executive Compensation:

We have implemented a clawback policy applicable to executive officers pursuant to which, if the Corporation is required, because of fraud or negligence, to restate financial results for any restatement period in a manner that would have adversely affected the amount of the payout of any incentive compensation awards, the Committee has the right during the three-year period following the restatement period to review the matter and determine what, if any, repayment executives will be required to make.

•     Use of Independent Compensation Consultant:

In 2020, the Committee engaged Pay Governance LLC, a compensation consulting firm, to assist the Committee in fulfilling its responsibilities and duties. Pay Governance LLC does not provide any other services to the Corporation. The Committee utilizes executive sessions with PayGovernance, LLC without management present to enhance governance.

•     Use of Independent Compensation Consultant:

    The Committee is kept apprised of current trends in executive compensation by PayGovernance, LLC, its independent compensation advisor, and regularly considers implementing appropriate changes to its executive compensation program.

•     Use of Peer Group:

The Compensation Committee periodically checks its compensation decisions against executive compensation at a peer group of companies comparable in terms of the primary scope metric of revenue and secondary scope metrics of market cap, assets and number of employees to ensure that our executive compensation program provides competitive compensation opportunities. The same peer group is used to determine our relative performance for vesting of a portion of PSU awards.

•     Multi-Year Vesting Periods:

The equity awards granted to our executive officers are earned over multi-year periods, consistent with current practice and our retention objectives. Our 2016 Omnibus Incentive Plan, as amended and restated, provides of a minimum vesting requirement of not less than one year for all award types (see Proposal 3 below).

•     No Section 280G Tax Gross-Up Rights:

We do not provide any Code Section 280G excise tax gross-up rights or any other significant tax gross-up rights to our executive officers other than for reasonable and customary relocation expenses.

•     No Option Repricing or Replacement without Shareholder Approval:

The Corporation’s 2016 Omnibus Incentive Plan prohibits “underwater” options from being repriced or replaced (either with new options or other equity awards), unless approved by our shareholders.

•     Tally Sheets:

In order to make well informed compensation decisions, the Committee reviews tally sheets that include each executive’s current and historical compensation amounts, stock ownership, and retirement amounts, as well as amounts owed by the Corporation upon various termination scenarios.

2020 COMPENSATION OBJECTIVES

The compensation paid or awarded to our named executive officers for 2020 was designed to meet the following objectives:

•

Provide compensation that is competitive with compensation for executive officers providing comparable services, taking into account the size of the Corporation, the nature of its business, and the location of its headquarters. We refer to this objective as “competitive compensation.”

•

Create a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals relating to the Corporation’s and the individuals’ performance and to enhancement of shareholder value. We refer to this objective as the “performance incentive.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as the “retention incentive.”

We believe various components of our 2020 compensation payments and awards meet the following objectives:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation
Incentive Bonus Plan Awards	Competitive Compensation Performance Incentives
Restricted Stock Units	Competitive Compensation Retention Incentives
Performance Stock Units	Competitive Compensation Performance Incentives Retention Incentives
Change in Control Severance Protection	Competitive Compensation Retention Incentives
Supplemental Executive Retirement Plan Benefits	Competitive Compensation Retention Incentives

In 2020, compensation decisions for our CEO were made by the Compensation Committee and approved by the independent members of the Board of Directors. The Committee made recommendations to the Board of Directors with respect to director compensation and, in consultation with the CEO, with respect to the compensation of the executive officers that report directly to the CEO, including both of the other named executive officers. In assessing competitive compensation, PayGovernance, LLC, the Committee’s independent compensation consultant, prepares a competitive assessment of executive compensation on an annual basis. With the analysis provided by and the perspective of the consultant, the Committee makes determinations regarding executive compensation.

The Committee generally targets executive total target direct compensation opportunities at the 50th percentile of the peer group. Total target direct compensation is defined as the sum of base salary, target annual cash bonus and the target grant-date value of long-term incentive awards.

2020 COMPENSATION DECISIONS

Salaries

New salary levels for our named executive officers were established in April of 2020 but the implementation of those increases was deferred until August 1, 2020 because of short-term uncertainty due to the COVID-19 pandemic. Determinations by the Committee regarding salary adjustments are made based on a number of objective and subjective factors, including competitive market data, internal equity, the Corporation’s financial performance, and a qualitative analysis of each individual officer’s performance during the preceding year, taking into account such factors as leadership, commitment and execution of corporate initiatives and special projects assigned by the Board, the Chairman or the CEO. The Committee does not use a formula to calculate base salary adjustments for the CEO and other executive officers.  We also consider whether there has been any material change in an executive officer’s title, duties and responsibilities in the preceding year. Where an executive officer has assumed material additional duties, or has been promoted, an above-normal salary adjustment would typically be justified. Finally, in rare circumstances, we may decide to make a market adjustment in salaries if we determine that salary levels for one or more of our executive officers have fallen materially below levels that we consider appropriate in order to maintain a competitive compensation package and to discourage valued executives from leaving to pursue other opportunities. Salary adjustments for our CEO and other named executive officers are reviewed and must be approved by the independent members of the Board of Directors, after a recommendation by the Compensation Committee.

Generally, the differences in the level of pay between the named executive officers is the result of the determination by the Committee or by the CEO, over time, regarding the level of responsibility, function, experience, and length of service that each of the officers possess.

The base salary determinations for each named executive officer in 2020 were as follows:

Name	January-July 2020 Base Salary (Annualized) ($)	August-December 2020 Base Salary (Annualized) ($)	Percentage Increase
J. Brett McBrayer	600,000	600,000	0.0%
Michael G. McAuley	367,000	380,000	3.5%
Rose Hoover	394,000	400,000	1.5%

Annual Incentive Plan

The annual incentive bonus plan is designed to incentivize performance in three categories: (i) business performance in our operating segments, (ii) earnings per share for the Corporation, and (iii) personal performance. The annual incentive bonus plan award for 2020 for each named executive officer was determined using the following formula:

Target Annual Performance	X	35% Weighting	X	Business Segment Performance Achievement	=	Business Performance Portion of Annual Incentive
+
Target Annual Performance	X	35% Weighting	X	Corporate EPS	=	Corporate EPS Portion of Annual Incentive
+
Target Annual Performance	X	30% Weighting	X	Personal Goal Achievement to Improve Their Area of Responsibility	=	Personal Performance Portion of Annual Incentive
_______________________
Annual Incentive Award

Threshold, target and maximum levels were set for the performance goals, such that no amount would be paid for performance below threshold, 50% of target would be paid for performance at threshold, and no more than 200% of target would be paid for performance at or above maximum.  In addition, if the threshold level of Earnings Per Share (“EPS”) is not achieved, payouts for the achievement of personal goals are capped at the target level to emphasize financial stewardship.

Adjustments to Reported Financial Results.The Committee reviews our financial performance following the end of the year and retains the authority to adjust our reported financial results for items causing significant differences from assumptions contained in our business plan.  The Committee has adopted a set of guidelines to help it evaluate potential adjustments.  These guidelines are intended to better reflect executives’ line-of-sight and ability to affect performance results, avoid artificial inflation or deflation of awards due to unusual or non-recurring items and emphasize long-term and sustainable growth. Adjustments for 2020 annual incentive included asbestos-related costs in excess of plan and removal of mark-to-market unrealized gain on deferred compensation plan (Rabbi Trust) recognized through the income statement. While the Committee was mindful of the impacts of the COVID-19 pandemic and various pandemic mitigations on the business, there was no need to make changes to the threshold, target or maximum levels of the 2020 approved annual incentive plan.

Business Performance Goals (Weighted 35%). The business performance portion of the annual incentive was based on goals related to the income from operations achieved by the two business segments of the Corporation, the FCEP segment (weighted at 25%) and the Air and Liquid Processing segment (weighted at 10%), as compared to the segments’ business plans for 2020. We weighted the FCEP segment more heavily since it is larger than the Air and Liquid Processing segment, as determined based on revenue. Income from operations was chosen by the Compensation Committee in the belief that it is the most accurate objective measure of business performance. The Committee eliminates most charges or windfalls which are generally beyond the control of the executives and adjusts actual and planned income to allow for the exclusion, for example, of cost changes related to asbestos litigation, adjustments for acquisitions or divestitures, changes in accounting standards, and other similar charges.

Business Segment Operating Income Goals for 2020 (in $000’s)
FCEP segment (25% weight)	Air and Liquid Processing segment (10% weight)	Performance Achievement Level	Payout Percentage (of Target Award)
Less than 2,000	Less than 9,100	Below Threshold	0%
2,000	9,100	Threshold	50%
6,800	10,700	Target	100%
11,000	12,000	Maximum	200%

Corporate EPS (Weighted 35%).  The Corporate EPS portion of the annual incentive was based on the 2020 earnings per share of the Corporation.  For this purpose, “EPS” means the Corporation’s net income per common share (basic) adjusted as determined by the Committee to exclude the effect of certain items, such as asset write-downs or impairment charges, restructuring-related costs, litigation or claim costs, judgments or settlements, including asbestos claims and defense costs; and the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results. For 2020, EPS Goals did not include the impact of the Corporation issuing new equity and the threshold, target and maximum per share amounts were measured based on a pre-offering expected share count to remove the effect of such a capital structure change from the current year Corporate EPS incentive metric.

The following table shows the EPS portion of the design.

Corporate EPS Performance Goals

Achievement	2020 EPS Goals	Payout Percentage (of target award)
Below Threshold		0%
Threshold	$0.00	50%
Target	$0.13	100%
Maximum	$0.66	200%

Personal Performance Goals (Weighted 30%). The Compensation Committee recommended, and the Board approved, personal performance goals for each of the named executive officers. The Compensation Committee ultimately exercises informed judgment in determining the degree to which individual performance goals are achieved.

Target Annual Incentive Awards. Target annual incentive awards were established by the Compensation Committee as a percentage of base salary for each named executive officer, intending to provide a competitive bonus opportunity aligned to the named executive officer’s role, responsibilities and historic pay, as follows:

Name	Target Annual Incentive As % of Base Salary	Target Annual Incentive Amount
J. Brett McBrayer	85%	$510,000
Michael G. McAuley	55%	$209,000
Rose Hoover	55%	$220,000

2020 Annual Incentive Award Decisions Based on Performance. Our named executive officers achieved the following results under the annual incentive bonus plan:

•

Business Performance Portion: The FCEP segment had operating income, as adjusted, for 2020 which exceeded the target level of performance for that business segment, resulting in the payment above target for that portion of the 2020 annual incentive award for the named executive officers. The Air and Liquid Processing segment’s operating income, as adjusted, was between threshold and target level of performance, resulting in the payment below target for that portion of the 2020 annual incentive award for the named executive officers.

•	Corporate EPS: The Corporation’s 2020 EPS, as adjusted, was between target and maximum, resulting in payout above target.

•	Personal Performance Goals: Lastly, the named executive officers earned varying levels of payouts based on their personal performance in 2020 against previously determined goals.

In the first quarter of 2020, the Committee also approved the strategic objectives set for each named executive officer and the associated payout levels for fiscal 2020.  Participants had the ability to earn between 50% and 200% of the target amount based on the overall achievement of the applicable 2020 strategic objectives set for each participant.  The strategic objectives approved by the Committee for each of the named executive officers and the related performance categories, were as follows:

Name	Performance Categories	Objective
J. Brett McBrayer	Strategic Initiatives/Liquidity	Capital Raise/Free Cash Flow
Achieved attainment was 154.38% of target	Investor Outreach	Shareholder Conferences and private engagements
	Top line growth/preservation	Strategic Customer Visits
Michael G. McAuley	Strategic Initiatives/Liquidity	Capital Raise/Free Cash Flow
Achieved attainment was 129.88% of target	Enhanced Liquidity	Bank credit facility Leverage cash opportunities
	Cost Reduction/Profit Improvement	Execute restructuring/cost reduction initiatives
Rose Hoover	Cost Reduction/Profit Improvement	Assess and implement changes to decrease costs related to corporate overhead
Achieved attainment was 120.00% of target	Strategic Initiatives/ Profit Improvement	Manage our long-term liability obligations to reduce cost without adding additional risk

The Compensation Committee approved the following annual incentive awards for the named executive officers for 2020, which are included in the Summary Compensation Table for 2020 under “Non-Equity Incentive Plan Compensation”:

Name	Target Annual Incentive Award	Business Performance Portion Achieved (70% weighting)	+	Personal Performance Portion Achieved (30% weighting)	=	Actual Annual Incentive Award
J. Brett McBrayer	$510,000	$570,693		$236,194		$806,887
Michael G. McAuley	$209,000	$233,872	+	$81,432		$315,304
Rose Hoover	$220,000	$246,181	+	$79,200		$325,381

For each of the Annual Performance components of the annual incentive award, results between threshold and target or between target and maximum are interpolated on a straight-line basis.

Long-Term Incentive Plan

The Corporation has adopted the 2016 Omnibus Incentive Plan under which the Compensation Committee may grant the named executive officers and other key employees a variety of types of equity-based awards. The Committee believes that annual grants of equity-based awards serve the purpose of aligning the interests of our named executive officers with the interests of our shareholders. Vesting conditions for equity-based awards also encourage executive retention. Before 2015, the Corporation had the practice of making annual grants of stock options. Since 2015, the Compensation Committee has not granted stock options and instead follows a practice of granting long-term incentive awards in the form of annual grants of PSUs (vesting based on performance over a three-year performance period) and RSUs (vesting based on continued employment at the time of each vesting anniversary). The Committee believes the current mix of equity incentive awards further ties pay to our Corporation’s performance while also aligning interests with our Corporation’s long-term shareholders and encouraging retention.

Target Award Amounts. The Compensation Committee sets a target dollar amount for the value of long-term incentive awards granted each year, intending to provide a competitive long-term incentive award opportunity aligned to the named executive officer’s role, responsibilities and historic pay. Those target amounts for 2020 were as follows:

Name	Target Long-Term Incentive As % of Base Salary	Target Long-Term Incentive Amount
J. Brett McBrayer	120.0%	$720,000
Michael G. McAuley	75.00%	$285,000
Rose Hoover	75.00%	$300,000

Whether the named executive officers realize these target amounts depends on our financial results and stock price performance and the executive’s continued employment with us.

Mix of Awards: PSUs and RSUs. In 2020, the Compensation Committee made a determination that the long-term incentive awards for the named executive officers should be provided in a balanced mix of RSUs, weighted 33%, and PSUs, weighted 67% in order to correct the mix of performance incentives and retentive incentives.  This weighting, and the performance requirements for PSUs discussed below, is intended to further align the compensation realized by our named executive officers over time with the Corporation’s performance. The PSUs, to the extent earned based on performance, do not vest until the end of the performance period, and the RSUs vest in three equal annual installments starting on the first anniversary of the grant date, to further encourage executive retention. Consistent with past practice, the grants are made on or about the same date as our annual meeting of shareholders for each year.

In recognition of the significant decrease in the Corporation’s stock price since the 2018 long-term incentive grant, in each of 2019 and 2020 the Committee reduced the number of shares of our Common Stock covered by our long-term incentive awards for executives and non-employee directors.  This reduction substantially limited the number of shares granted in a low stock price environment.  In order to determine the number of shares to grant, the Committee determined the number of shares of Common Stock subject to the long-term incentive awards based on a per share price of $7.00 rather than $3.08, the closing price of our Common Stock on the date of grant.  This resulted in executives receiving approximately 56% fewer shares than they would have received if the number of shares were determined based on the fair market value on the date of grant, consistent with historical practice prior to 2019.

The Committee determined that granting less than 50% of the competitive value of shares in both 2019 and 2020 had the benefit of preserving shares and discouraging our executive officers from profiting from a low stock-price environment. However, compensating our executives at this significant discount to market compensation goes counter to the retention aspect of equity awards. The Committee is supportive of the amendment and restatement of the 2016 Omnibus Incentive Plan in order to deliver market competitive long-term incentives to the executives going forward.

The following table illustrates the impact to the NEO’s target long-term incentive awards in 2020:

Name	Target Long-Term Incentive Amount Without Giving Effect to Adjustment	Target Long-Term Incentive Shares Without Giving Effect to Adjustment	Target Long-Term Incentive Amount After Adjustment	Target Long-Term Incentive Shares After Adjustment
J. Brett McBrayer	$720,000	233,766	$316,803	102,858
Michael G. McAuley	$285,000	92,532	$125,402	40,715
Rose Hoover	$300,000	97,403	$132,003	42,858

Performance Design for PSUs. PSUs become earned based on the Corporation’s performance over a three-year performance period, 2020-2022. The Compensation Committee determined that the performance vesting conditions should be based on a mix of our performance against annually determined goals regarding ROIC, weighted 34% of the total long-term incentive award opportunity (including the RSUs), and our rTSR as compared against a peer group over the performance period, weighted 33% of the total long-term incentive award opportunity (including the RSUs). The ROIC (calculated as net income divided by the sum of average total debt and shareholders’ equity) performance is subject to certain adjustments for mergers and acquisitions, restructurings, foreign exchange fluctuations and accounting changes, among other, which the Committee deems appropriate. rTSR performance ensures that compensation results are tied to our relative performance against our peers.

The following table shows the ROIC design:

ROIC Performance Goals

(34% of Total Long-Term Incentive Award Opportunity)

Achievement	% of ROIC Portion Target Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%

The following table shows the rTSR design. rTSR includes cumulative cash dividends (without interest) declared during the performance period. To guard against stock price volatility, the beginning and ending stock prices for determining rTSR are based on an eleven-trading day average using the closing price on the applicable date +/- 5 trading days.

rTSR Performance Goals

(33% of Total Long-Term Incentive Award Opportunity)

Achievement	rTSR Percentile Rank	% of rTSR Portion Target Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile and above	200%

The peer companies for this purpose selected by the Compensation Committee are the same as used by the Committee to view the competitiveness of our executive compensation program, as discussed further below.

For each of the ROIC and rTSR performance goals, results between threshold and target or between target and maximum are interpolated on a straight-line basis.

2020 Results for PSUs.  The rTSR for the 2018-2020 PSUs performed below the 25th percentile, and as a result that portion of the 2018-2020 PSUs was forfeited. ROIC improvement for the 2018-2020 PSUs was achieved at 140% of the target goal resulting in PSUs related to ROIC improvement being earned by participants in the 2018 LTI program.

Executive Officer Stock Ownership Guidelines

We have a long-standing approach of compensating executive officers in part with stock awards and encouraging retention of stock acquired through such awards or by market purchases. We believe retention of stock creates a long-term perspective and aligns the interests of our executive officers with those of our shareholders

In 2020, the Board of Directors, upon recommendation of the Compensation Committee, adopted new Stock Ownership Policy Guidelines requiring, among other things, (i) the CEO to hold stock at a target level of three times his base salary; and (ii) other Executive Officers to hold stock at a target level of one times their base salaries.

Rather than a period of time requirement for achieving compliance with the guidelines, directors and officers are not permitted to sell or transfer more that 50% of any Corporation-granted shares until their guideline ownership levels have been met. The Compensation Committee reviews progress to ownership levels on an annual basis.

The following table shows the value of each named executive officer’s holdings in Ampco Common Stock as of March 9, 2021, based on the closing price of our Common Stock on NYSE on that date.

Name	Value of Ampco Stock ($)
J. Brett McBrayer	345,370
Michael G. McAuley	195,448
Rose Hoover	204,664

OTHER COMPENSATION PRACTICES AND POLICIES

See “Key Features of Our Executive Compensation Program” above for a summary of a number of key policies and practices designed to result in a balanced executive compensation program that encourages appropriate, and not excessive, levels of risk taking by our named executive officers. Below are certain additional policies and practices regarding our program:

Use of Peer Companies

The Compensation Committee periodically checks its compensation decisions against executive compensation at a peer group of companies comparable in terms of the primary scope metric of revenue and secondary scope metrics of market cap, assets and number of employees to ensure that our executive compensation program provides competitive compensation opportunities for our named executive officers. The Committee uses this information for general context on executive compensation practices and levels in the market and does not have a formal policy to benchmark compensation mix or levels for the named executive officers to a specified competitive level against these peers.

The Committee most recently considered the appropriate peer companies in 2020. At that time, the Committee approved a list of 20 peer manufacturing companies, taking into account size and complexity of the business of these peer companies based on revenue, total assets and market cap. At the time established, the Corporation’s size approximated the median size of the peer companies in revenues, was above the median in assets and below median in market cap. The peer company list approved in 2020 is as follows:

Badger Meter Inc. Chase Corporation DMC Global Inc. Douglas Dynamics, Inc. FreightCar America, Inc. Gorman-Rupp Co.	Haynes International, Inc. Hurco Companies Inc. Insteel Industries, Inc. Kadant Inc. LB Foster Company Lindsay Corporation Lydall, Inc.	Manitex International, Inc. NN Inc. Northwest Pipe Company Synalloy Corporation Thermon Group Holdings, Inc. Twin Disc, Incorporated Universal Stainless & Alloy Products Inc.

Ongoing and Post-Employment Agreements

In 2018, the Board of Directors adopted the Ampco-Pittsburgh Corporation Executive Severance Plan (the “Executive Severance Plan”) for key executive officers of the Corporation other than the CEO (whose severance benefits were addressed in his offer letter). The Executive Severance Plan expired on its terms in 2020 and was not renewed. We also have a legacy supplemental executive retirement plan that enables certain of our named executive officers to accrue retirement benefits as the executive continues to work for us, as well as change in control agreements that could provide severance benefits upon a change in control. These plans and agreements are designed to be a part of a competitive compensation package. The plans and agreements described below do not include plans that are generally available to all of our salaried employees:

•	Supplemental Executive Retirement Plan (“SERP”) — We maintain a SERP, which is a nonqualified deferred compensation plan that provides benefits for executives in excess of the benefits that may be provided under our tax qualified defined benefit retirement plan as a result of limits imposed by the Internal Revenue Code. The SERP also provides additional payment rights and benefits in the event of a change in control. The only named executive officer who participates in the SERP is Ms. Rose Hoover.  The SERP is described under “Retirement Benefits” below.

•

Change in Control Agreements — We have change in control agreements with respect to each of our executive officers so that our executive officers remain focused on the interests of the Corporation and the shareholders, rather than their personal circumstances, in the context of a potential change in control. Our agreements with executive officers provide for payments and other benefits only if we terminate an executive officer’s employment without cause or if the executive officer terminates employment for “good reason” within 24 months following a change in control. The Change in Control agreements are described under “Potential Payments Upon Termination or Change in Control” below.

Tax Considerations

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one named executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our named executive officers generally will not be deductible. Given our current compensation levels, the potential impact of Section 162(m) has not been a material consideration for the Committee. While the Tax Cuts and Jobs Act may limit the deductibility of compensation paid to the named executive officers in the future, the Committee will—consistent with its past practice—design compensation programs that are in the best long-term interests of the Corporation and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

SUMMARY COMPENSATION TABLE

Summary compensation information for our named executive officers for 2020 is set forth in the following table:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
PEO—J. Brett McBrayer	2020	600,000	0	393,514	806,887	0	27,750	1,828,151
Chief Executive Officer (as of July 1, 2018-Present)	2019	591,668	0	326,274	570,152	0	12,400	1,500,494

PFO—Michael G. McAuley,	2020	372,627	0	155,768	315,304	0	23,400	867,098
Senior Vice President, Chief Financial Officer	2019	365,120	0	103,812	226,990	0	23,200	719,122
and Treasurer

Rose Hoover,	2020	396,506	0	163,966	325,381	0	12,948	898,801
President and Chief	2019	391,608	0	135,952	249,600	0	10,952	788,112
Administrative Officer

(1)

The values set forth in this column represent the aggregate grant date fair value of awards of RSUs and PSUs pursuant to our 2016 Omnibus Incentive Plan, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. With respect to awards made in 2020, a portion of the PSUs (up to 34% of the total target long-term incentive awards) becomes earned at the end of a three-year period, based on the Corporation’s ROIC from 2020 to 2022, and the remaining portion (up to 33% of the total target long-term incentive awards) becomes earned based on our rTSR over the three-year performance period. The remaining 33% of the target long-term incentive awards is attributable to RSUs. For the

2020 ROIC portion of the PSUs, the grant date fair value was calculated based on an assumed probable outcome of target performance.  Had the grant date fair value for this portion of the PSUs been based on assumed maximum level of performance (i.e., at 200% of target), the 2020 grant date fair values would have been the following: $215,428 for Mr. McBrayer; $85,273 for Mr. McAuley; and $89,764 for Ms. Hoover. For the rTSR portion of the PSUs, the grant date fair value was calculated using the Monte Carlo methodology. Had the grant date fair value for this portion of the PSUs been based on assumed maximum level of performance (i.e., at 200% of target), the grant date fair values for that portion of the PSUs in the table for 2020 would have been the following:  $362,511 for Mr. McBrayer;  $143,496 for Mr. McAuley; and $151,047 for Ms. Hoover. The assumptions made in calculating the grant date fair values are set forth in Note 18 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. For additional information on the PSUs, see “Long-Term Incentive Awards” discussion under the Executive Compensation Overview.

(2)

Represents company contributions to the 401(k) Plan, club memberships, personal use of a company provided-automobile, reimbursement for tax preparation and financial consulting services, or tax gross-ups. Included in “All Other Compensation” paid to Mr. McBrayer are (i) company contributions to the Corporation’s 401(k) Plan of $11,400 and (ii) private club membership fees of $16,350.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes certain information regarding outstanding equity awards at fiscal year-end:

	Option Awards				Stock Awards
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of shares or units of stock that have not vested(#)(1)	Market value of shares or units of stock that have not vested($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($)(4)
J. Brett McBrayer					57,982	317,741	66,045	361,927
Michael G. McAuley					22,419	122,856	23,690	129,821
Rose Hoover	11,500	0	25.18/share	5/6/2021	25,906	141,965	27,520	150,810
	11,500	0	17.67/share	5/3/2022
	11,500	0	17.16/share	5/2/2023
	11,500	0	20.00/share	4/29/2024

(1)

The amounts shown in this column reflect the aggregate number of unvested RSUs granted on May 9, 2018, May 9, 2019 and May 7, 2020. These unvested RSUs vest in three equal annual installments beginning May 9, 2019, May 9, 2020 and May 7, 2021, respectively, as summarized below.

Name	Grant Date	# of Unvested Shares	Vesting Date
J. Brett McBrayer	7/2/2018	3,295	7/2/2021
	5/9/2019	10,372	5/9/2021
	5/9/2019	10,372	5/9/2022
	5/7/2020	11,314	5/7/2021
	5/7/2020	11,314	5/7/2022
	5/7/2020	11,315	5/7/2023
Michael G. McAuley	5/9/2018	2,382	5/9/2021
	5/9/2019	3,300	5/9/2021
	5/9/2019	3,301	5/9/2022
	5/7/2020	4,478	5/7/2021
	5/7/2020	4,479	5/7/2022
	5/7/2020	4,479	5/7/2023
Rose Hoover	5/9/2018	3,119	5/9/2021
	5/9/2019	4,322	5/9/2021
	5/9/2019	4,322	5/9/2022
	5/7/2020	4,714	5/7/2021
	5/7/2020	4,714	5/7/2022
	5/7/2020	4,715	5/7/2023

(2)

The amounts shown in this column represent the market value of these stock awards based on a closing market price of $5.48 per share as of the close of trading on December 31, 2020 (the last trading day of our fiscal year).

(3)

The amounts shown in this column include the rTSR and ROIC portions of the PSUs awarded in 2019 and 2020 that remain subject to future performance. For purposes of determining the amounts shown in this column, we assumed achievement of threshold performance goals. The actual number may be more or less depending on the company’s performance during the applicable three-year performance period. If maximum level of performance is achieved, the number of shares that will vest will be 264,173 for Mr. McBrayer, 94,788 for Mr. McAuley and 110,073 for Ms. Hoover. All PSUs are scheduled to vest as summarized below:

Name	Grant Date	# of Unvested Shares	Vesting Date	Total(#)
J. Brett McBrayer
	5/9/2019	31,587	12/31/2021
	5/7/2020	34,458	5/7/2023
				66,045
Michael G. McAuley
	5/9/2019	10,050	12/31/2021
	5/7/2020	13,640	5/7/2023
				23,690
Rose Hoover
	5/9/2019	13,162	12/31/2021
	5/7/2020	14,358	5/7/2023
				27,520

For PSUs awarded in 2018, the rTSR performance of the Corporation for the 2018-2020 performance period was below the threshold value, so no stock was issued at vesting date (December 31, 2020) with respect to the 2018 awards. The ROIC performance of the Corporation for the 2018-2020 performance period was between target and maximum performance and thus an amount of shares between target and maximum were earned.

(4)

The amounts shown in this column represent the value of the rTSR and ROIC portion of the unvested PSUs based on the closing market price of our Common Stock, or $5.48, as of the close of trading on December 31, 2020. If maximum level of performance is achieved, the value of shares that will vest will be $1,447,668 for Mr. McBrayer, $519,438 for Mr. McAuley and $603,200 for Ms. Hoover

RETIREMENT BENEFITS

The Corporation also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) that covers substantially all regular employees who were employed prior to June 30, 2015, the date on which benefit accruals under the Pension Plan were frozen. Ms. Hoover is entitled to coverage under the Pension Plan. None of the other named executive officers are covered under the Pension Plan since their employment with the Corporation began after June 30, 2015.

As noted above, the Corporation also maintains a SERP for certain of its current and former executives; that plan provides retirement benefits after completion of ten years of service and attainment of age 55. Ms. Hoover is the only named executive officer who is a participant in the SERP. The combined retirement benefit at age 65 or older provided by the Pension Plan and the SERP is 50% of the highest consecutive five-year average earnings in the final ten years of service. Earnings for this purpose generally include all cash compensation, including base salary and annual incentive awards, but excludes certain extra compensation such as compensation from the exercise of stock options. Participants are eligible for reduced benefits for early retirement at age 55. A benefit equal to 50% of the benefit otherwise payable at age 65 is paid to the surviving spouse of any participant who has had at least five years of service, commencing on the later of the month following the participant’s death or the month the participant would have reached age 55. In addition, there is an offset for pensions from other companies.

POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE IN CONTROL

Change in Control Agreements and SERP

Each of the named executive officers is party to a change in control agreement with the Corporation.  Per the terms of change in control agreements, the named executive officer would be entitled to receive (i) three times the sum of annual salary and bonus paid for the prior year, (ii) continuation of employee benefits for two years (three years for Mr. McBrayer), (iii) cash payment in cancellation of outstanding stock options equal to the spread (if any) based on the greater of the stock price at termination and the price received in the change in control and the exercise price, (iv) accelerated vesting of unvested restricted stock units, and (v) the right to purchase the leased car used by the covered individual at the Corporation’s then book value (this feature is only applicable to Ms. Hoover).

Ms. Hoover is the only executive officer covered by the SERP.  Per the terms of the SERP, in the event a change in control occurs and, within 24 months after the change in control a named executive officer’s employment is terminated by the Corporation without cause or by the executive for good reason, Ms. Hoover’s benefits under the plan would become vested, payable in a lump sum.

The Corporation does not provide any tax gross-up payments under these agreements related to excise taxes under Internal Revenue Code Section 280G and 4999, or otherwise. Instead, the agreements provide for a cutback in benefits to avoid triggering such excise taxes, unless the named executive officer would receive a greater after-tax amount without such cutback.

A “change in control” occurs for purposes of the change in control agreements and the SERP:

•	If a person, other than persons currently in control, becomes an owner, directly or indirectly, of 50% or more of the combined voting power of the Corporation’s outstanding voting securities;
•

If for two consecutive years there ceases to be a majority on the Board of individuals who at the beginning of the period were Board members, other than a new director whose election was approved by a vote of 2/3 of directors then still in office who were directors at beginning of the period or whose election or nomination for election was previously approved;

•

If the shareholders approve a merger or consolidation in which the Corporation’s Common Stock is converted into shares of another corporation or cash or other property or the Corporation’s Common Stock is not converted but 40% of the surviving corporation in the merger is owned by shareholders other than those who owned the Corporation’s Common Stock prior to merger;

•	If there occurs any transaction which results in the Corporation’s Common Stock no longer being publicly traded; or
•	If the shareholders of the Corporation approve a plan of complete liquidation or agreement for sale or disposition of substantially all assets followed by distribution of proceeds to shareholders.

A termination for “cause” occurs in each of the following cases:

•

willful and continued failure to substantially perform duties (other than due to disability) consistent with the named executive officer’s position with the Corporation (subject to notice and cure provisions);

•	willful engagement in conduct that is demonstrably and materially injurious to the Corporation; or
•	the named executive officer’s conviction of a felony, or conviction of a misdemeanor involving assets of the Corporation.

A named executive officer may claim “good reason” for termination in the following events, subject to certain notice requirements and an opportunity for the Corporation to cure:

•	a reduction in scope of duties and authority or adverse change in reporting relationship;
•	a reduction in base salary or bonus (unless similar reductions in bonuses are made for all executives);
•	relocation of the executive by the Corporation greater than 25 miles;

•

the failure by the Corporation to continue in effect any of the Corporation’s employee benefit plans, policies, practices in which the named executive officer participated before the change in control; or

•	failure to cause the change in control agreement to be assumed by the Corporation’s successor.

2016 Omnibus Incentive Plan

Under the terms of the 2016 Omnibus Incentive Plan, the 2017 through 2020 RSUs and PSUs include special vesting provisions in case of termination of employment due to a change in control. In that case, RSUs become fully vested and PSUs become vested as follows: (A) for the rTSR and ROIC portions of the PSUs, a prorated number of the PSUs will become immediately earned and vested as of the date of such termination assuming target performance and based on the portion of the performance period completed through the date of such termination; (B) for any performance-adjusted PSUs related to the EPS portion for any previously completed year in the performance period, such performance-adjusted PSUs will become immediately earned and vested as of the date of such termination; and (C) for the one-third portion of the EPS portion being earned for the year of such termination, a prorated number of such PSUs shall become immediately earned and vested as of the date of such termination assuming target performance and based on the portion of the applicable year completed through the date of such termination.

Upon the amendment and restatement of the 2016 Omnibus Incentive Plan (see Proposal 3), a “change in control” occurs:

•	If a person, other than persons currently in control, becomes an owner, directly or indirectly, of 50% or more of the combined voting power of the Corporation’s outstanding voting securities;
•

If any election has occurred of persons to the Board that causes fewer than two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the 2016 Omnibus Incentive Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on that effective date;

•

Upon consummation (i.e., closing) of a reorganization, merger or consolidation involving the Corporation, unless, following such reorganization, merger or consolidation, the owners of the Corporation before the transaction own more than 75% of the resulting entity;

•	Upon consummation (i.e. closing) of a sale of substantially all of the Corporation’s assets, unless the owners of the Corporation before the transaction own more than 75% of the purchaser; or
•	If there is a complete liquidation or dissolution of the Corporation.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Corporation filings, including this Proxy Statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Elizabeth Fessenden (Chair)
William K. Lieberman
Carl H. Pforzheimer, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation’s policies and procedures for reviewing, approving and ratifying transactions with related persons are set forth in the Corporation’s Corporate Governance Guidelines, which are available on the Corporation’s website at www.ampcopittsburgh.com. Under these policies and procedures, the Corporation’s management is responsible for determining whether a particular transaction should be referred to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee then determines whether to approve, ratify, revise the terms of, reject the transaction or refer the transaction to the full Board or another appropriate committee of the Board for approval or ratification. The policy and procedures apply to transactions involving an amount in excess of $120,000 in which a related person has a direct or indirect material interest. There were no such transactions since January 1, 2019. The policy and procedures generally do not apply to employment matters (except employment of an executive officer who is an immediate family member of another executive officer), director compensation, commercial transactions in the ordinary course of business under ordinary business terms, charitable contributions, transactions such as payment of dividends where all shareholders receive the same proportional benefits and transactions involving competitive bids.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, with management and discussed those matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards with BDO USA, LLP (“BDO”).

The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the audit committee concerning independence and has discussed with BDO its independence.

Based on the review and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The following table summarizes the aggregate fees billed to the Corporation by BDO in 2020 and Deloitte & Touche in 2019:

	2020	2019
Audit fees (a)	$589,488	$1,306,203
Audit-related fees (b)	$50,000	$1,895
Tax fees	$—	$—
All other fees	—	—
Total	$639,488	$1,308,098

(a)	Fees for audit services primarily related to the audit of (1) the Corporation’s annual consolidated financial statements and (2) statutory filings for the Corporation’s foreign subsidiaries.
(b)	Fees for audit-related services primarily related to accounting consultations and internal control review.

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent auditors and the Corporation’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC. All services provided by our independent auditors and reflected in the table above were approved by the Audit Committee in accordance with the policy described below.

The Audit Committee has adopted a Policy for Approval of Audit and Non-Audit Services (the “Policy”) provided by the Corporation’s independent auditor. According to the Policy, the Corporation’s independent auditor may not provide the following services to the Corporation:

•

maintain or prepare the Corporation’s accounting records or prepare the Corporation’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC;

•

provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Corporation’s financial statements or where the independent auditor would audit the results;

•	provide certain management or human resource functions;
•	serve as a broker-dealer, promoter or underwriter of the Corporation’s securities;
•	provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction;
•	provide any internal audit services relating to accounting controls, financial systems, or financial statements; or
•

design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation’s financial statements, taken as a whole.

In addition, in connection with its adoption of the Policy, the Audit Committee pre-approved certain audit-related and other non-prohibited services. Any services not prohibited or pre-approved by the Policy must be pre-approved by the Audit Committee in accordance with the Policy. The Policy is reviewed and approved annually by the Board of Directors.

AUDIT COMMITTEE Carl H. Pforzheimer, III (Chair)
Michael I. German
William K. Lieberman

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2016 OMNIBUS INCENTIVE PLAN
(Proposal 3)

Background

On March 9, 2021, the Board of Directors approved, subject to shareholder approval, the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan (the “Restated Plan”). If the Restated Plan is approved by our shareholders, it will authorize the issuance of a number of additional shares of the Corporation’s Common Stock equal to 1,600,000 shares. Following such approval, the aggregate number of shares of the Corporation’s Common Stock authorized for issuance under the Restated Plan would increase to 2,700,000, plus shares of the Corporation’s Common Stock underlying any outstanding award granted under the 2011 Omnibus Incentive Plan (the “Predecessor Plan”) that, following the effective date of the 2016 Omnibus Incentive Plan on May 5, 2016, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new awards under the Restated Plan. The Restated Plan will amend and restate the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan (the “Initial Plan”). Any awards outstanding under the Initial Plan on the date of shareholder approval of the Restated Plan will be subject to and paid under the Initial Plan, and any shares subject to outstanding awards under the Initial Plan that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the Restated Plan.

The Initial Plan is currently the only Company plan providing for the issuance of equity-based awards. The Compensation Committee or the Board of Directors, which will administer the Restated Plan, recommended the adoption of the Restated Plan after reviewing the Initial Plan and, based on that review, determining that an insufficient number of shares were available under the Initial Plan to provide future grants of stock options and other share-based awards to the Company’s directors, officers and employees. As of March 9, 2021, approximately 165,179 shares remained available for issuance under the Initial Plan. As of March 9, 2021, 269,250 stock options were outstanding with a weighted average exercise price of $19.85 and a weighted average remaining term of 2 years, and 624,672 full-value awards, consisting of RSUs and PSUs, were outstanding.

The Board believes that the number of shares requested for the Restated Plan is reasonable.  Based on our estimated future run rate consistent with current grant practices (and depending on assumptions about future stock price), we estimate that the shares requested under the Restated Plan should last three to four years.  We have reviewed our current grant practices and run rate with Pay Governance and believe that our run rate is within competitive norms.

The Board of Directors recommends that shareholders approve the Restated Plan. The purpose of the Restated Plan is to enhance the Corporation’s ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such service providers to serve the Corporation and to expend maximum effort to improve the business results and earnings of the Corporation, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Corporation. The Restated Plan also allows the Corporation to promote greater ownership in the Corporation by such service providers in order to align their interests more closely with the interests of the Corporation’s shareholders. Shareholder approval of the Restated Plan will also enable the Corporation to grant awards under the Restated Plan that are designed to qualify for special tax treatment under Section 422 of the Code, and to enable the Corporation to maintain both cash-based and equity-based awards granted prior to November 2, 2017 that were intended to be fully deductible as “performance-based compensation” under Code Section 162(m).

Key Features

The following features of the Restated Plan will continue to protect the interests of our shareholders:

•

No liberal share counting.  The Restated Plan prohibits the Corporation from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation of grants (such a practice is an example of a “liberal share counting” provision that is disfavored by many institutional investors). The only shares that are re-used in the Restated Plan are for awards that have been canceled, forfeited, expired or for awards settled in cash.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.
•

No repricing or grant of discounted stock options.  The Restated Plan does not permit the repricing of options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price. The Restated Plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of the Common Stock on the date of grant.

•	Clawback. Awards granted under the Restated Plan are subject to any then current compensation recovery or clawback policy of the Corporation that applies to awards under the Restated Plan.
•

Double-trigger acceleration.  Under awards to be granted under the Restated Plan, we do not accelerate vesting of awards that are assumed or replaced by the resulting entity after a change in control unless an employee’s employment is also terminated by the Corporation without cause or by the employee with good reason within two years of the change in control.

•	Minimum Vesting Requirement. The Restated Plan generally provides for a minimum vesting requirement of not less than one year for all award types.
•

Dividends.  We do not pay dividends or dividend equivalents on stock options, stock appreciation rights or unearned performance shares subject to vesting requirements or the achievement of performance criteria before such award has become earned and payable.

Summary of the Restated Plan

The principal features of the Restated Plan are summarized below. The following summary of the Restated Plan does not purport to be a complete description of all of the provisions of the Restated Plan. It is qualified in its entirety by reference to the complete text of the Restated Plan, which is attached to this Proxy Statement as Annex I.

Eligibility

Awards may be granted under the Restated Plan to officers, employees, consultants and advisors of the Corporation and its affiliates and to non-employee directors of the Corporation. Incentive stock options may be granted only to employees of the Corporation or its subsidiaries. As of March 10, 2021, approximately 50 individuals were eligible to receive awards under the Restated Plan, including five executive officers and seven non-employee directors.

Administration

The Restated Plan may be administered by the Board of Directors or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of Authorized Shares

The number of shares of Common Stock authorized for issuance under the Restated Plan is 2,700,000 shares, including 1,600,000 additional shares of the Corporation’s Common Stock authorized for issuance in connection with the adoption of the Restated Plan. In addition, as of the date of shareholder approval of the Restated Plan, any awards then outstanding under the Predecessor Plan will remain subject to and be paid under the Predecessor Plan and any shares then subject to outstanding awards under the Predecessor Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Restated Plan. Up to 2,700,000 shares, including 1,600,000 additional shares of the Corporation’s Common Stock authorized for issuance in connection with the adoption of the Restated Plan, may be granted as incentive stock options under Code Section 422. The shares of Common Stock issuable under the Restated Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the Restated Plan and thereafter are forfeited to the Corporation, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of Common Stock available for grant under the Restated Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the Restated Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of Common Stock, or (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the option exercise price or tax withholding will continue to count against the aggregate number of shares of Common Stock available for grant under the Restated Plan. Any shares repurchased by the Corporation with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the Restated Plan.

Awards to Non-employee Directors

No more than $200,000 may be granted in equity-based awards during any one year to a non-employee member of the Board of Directors, based on the grant date fair value for accounting purposes in the case of stock options or stock appreciation rights and based on the fair market value of the Common Stock underlying the award on the grant date for other equity-based awards. This limit does not apply to shares received by a non-employee director at his or her election in lieu of all or a portion of the director’s retainer for board service (described below).

Adjustments

If certain changes in the Common Stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the Common Stock without receipt of consideration by the Corporation, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Corporation, the number and kind of securities for which stock options and other stock-based awards may be made under the Restated Plan, including the individual award limits for “performance-based” compensation under Code Section 162(m), shall be equitably adjusted by the Corporation. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Corporation, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs shall be equitably adjusted by the Corporation.

Types of Awards

The Restated Plan permits the granting of any or all of the following types of awards:

•

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the Common Stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

•

Stock Appreciation Rights.  The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Restated Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised.  The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  The Compensation Committee may grant awards of restricted stock, which are shares of Common Stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the Common Stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Corporation or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the Restated Plan and any other terms and conditions determined by the Compensation Committee.

•

Performance Awards.The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Corporation, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of Common Stock or in cash and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

No Repricing

Without shareholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Restated Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All cash and equity awards granted under the Restated Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies adopted by the Corporation to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Corporation.

Performance-Based Compensation under Section 162(m)

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017, or Tax Reform, was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly-held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year unless the compensation qualified as “performance-based.” As a result of Tax Reform, the performance-based compensation exemption under Section 162(m) is no longer awards, except for certain compensation arrangements grandfathered under the Tax Reform.  The Restated Plan is designed to preserve the performance-based exception to Section 162(m) to the extent available.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Under the Restated Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that shareholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Compensation Committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to shareholders in the transaction, minus the option or SARs exercise price.

Subject to the terms of the applicable award agreements, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

•

For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Corporation’s fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by the Corporation other than for cause (which may include a separation from service by the award recipient for good reason if provided in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Corporation’s fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

“Change in control” is defined under the Restated Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of the Restated Plan

Unless earlier terminated by the Board of Directors, the Restated Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by shareholders.  The Board may amend, suspend or terminate the Restated Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, shareholder approval will be required for any amendment. The amendment, suspension or termination of the Restated Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the Restated Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Restated Plan if the Restated Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Restated Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Restated Plan. Therefore, the benefits and amounts that will be received or allocated under the Restated Plan are not determinable at this time. The equity grant program for our non-employee directors is described under the Director Compensation section in this Proxy Statement.

Equity Compensation Plan Table

The following table summarizes information, as of December 31, 2020, with respect to compensation plans under which equity securities of the Corporation are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	896,104	$19.85	165,179
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	896,104	$19.85	165,179

(1)	Includes 626,854 unvested RSUs and PSUs (assuming target performance) issued under the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan.
(2)	Does not reflect RSUs or PSUs included in the first column, which do not have an exercise price.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Restated Plan generally applicable to the Corporation and to participants in the Restated Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards.  A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards.  The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Corporation.  In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A.  We intend that awards granted under the Restated Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding.  We are authorized to deduct or withhold from any award granted or payment due under the Restated Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the Restated Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the Restated Plan requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of Common Stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTATED PLAN.

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
(Proposal 4)

The Audit Committee, comprised of independent members of the Board of Directors, has appointed BDO USA, LLP (“BDO”) as the Corporation’s independent registered public accounting firm for 2020. Shareholder ratification of the selection of BDO as the Corporation’s independent registered public accounting firm is not required by the Corporation’s Amended and Restated Articles of Incorporation or Amended and Restated By-laws. The Corporation is submitting the selection of BDO to the shareholders for ratification because the Board of Directors considers it to be the best practice in corporate governance to do so. Even if the shareholders ratify the Audit Committee’s appointment of independent accountants, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Corporation and its shareholders. If the shareholders do not ratify the appointment of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, but BDO may still be retained.

Representatives of BDO, independent public accounting firm for the fiscal year ended December 31, 2020, are expected to be in attendance at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will respond to appropriate questions.

Recent Change in Auditor

As reported on our Current Report on Form 8-K filed on March 10, 2020 (the “Change in Auditor Form 8-K”), on March 4, 2020, the Audit Committee of the Corporation approved the dismissal of Deloitte & Touche LLP (“D&T”) as the Corporation’s independent registered public accounting firm, effective as of the date of D&T’s completion of its audit services for the fiscal year ended December 31, 2019, and the filing of the Corporation’s Annual Report on Form 10-K.

Since 1999, D&T had audited our consolidated financial statements, including our consolidated balance sheets as of December 31, 2018, and 2017, and our related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). The audit reports of D&T on our consolidated financial statements for the periods stated above did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018, and 2017, and the subsequent interim period through March 4, 2020, there were (1) no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished D&T with a copy of the disclosure on March 4, 2020, providing D&T with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of D&T’s letter to the SEC was filed as Exhibit 16.1 to the Change in Auditor Form 8-K.

During the fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through Mach 10, 2020, we did not consult BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE BDO RATIFICATION PROPOSAL.

SHAREHOLDER PROPOSALS FOR 2022

Any shareholder who wishes to place a proposal before the 2022 Annual Meeting of Shareholders must submit the proposal to the Corporation’s Secretary, at its executive offices, not later than November 26, 2021 to have it considered for inclusion in the proxy statement for the Annual Meeting in 2022.

If a shareholder otherwise wishes to propose proper business from the floor for consideration at the 2022 Annual Meeting, the Corporation’s Amended and Restated Bylaws (available on the Corporation’s website at www.ampcopittsburgh.com) provide that (i) the shareholder must notify the Corporation’s Secretary in writing, (ii) the shareholder’s notice must be received at the Corporation’s executive offices not earlier than January 6, 2022 and not later than February 5, 2022 and (iii) the shareholder’s notice must contain the specific information set forth in the Corporation’s Amended and Restated Bylaws. These requirements apply only to matters to be brought before the 2022 Annual Meeting which have not been submitted for possible inclusion in the Corporation’s 2022 proxy materials.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks, trustees and other holders of record who are our shareholders may be “householding” our proxy materials and annual reports for their customers. This means that only one copy of our proxy materials may have been sent to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive separate copies of a proxy materials or annual report, either now or in the future, please call us at 412-456-4400, or send your request in writing to the following address: Ampco-Pittsburgh Corporation “c/o Corporate Secretary” at 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106. If you are still receiving multiple reports and proxy statements for shareholders who share an address and would prefer to receive a single copy of the annual report and proxy statement in the future, please contact us at the above address or telephone number. If you are a beneficial owner, you should contact your bank, broker or other holder of record.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules or the rules of NYSE. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

INCORPORATION BY REFERNECE

The “Audit Committee Report” is not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Corporation specifically incorporates such information by reference.

OTHER MATTERS

The Board of Directors does not know of any other business that will be presented for action at the Annual Meeting. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed unless discretionary authority is withheld.

Appendix A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers of the Corporation are “participants” with respect to the Corporation’s solicitation of proxies in connection with the Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Corporation’s current directors and director nominees is c/o Ampco-Pittsburgh Corporation, 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106.

Name	Present Principal Occupation
James J. Abel	Former (Retired) Interim President and Chief Executive Officer of CPI Corporation
Terry L. Dunlap	Former Interim Chief Executive Officer and President of TimkenSteel Corporation
Elizabeth A. Fessenden	Principal of Fessenden Associates
Michael I. German	Chief Executive Officer and President of Corning Natural Gas Holding Corporation
William K. Lieberman	President of The Lieberman Companies
J. Brett McBrayer	Chief Executive Officer of the Corporation
Stephen E. Paul	Managing principal of Laurel Crown Partners
Carl H. Pforzheimer, III	Manager of Carl H. Pforzheimer & Co. LLC

Officers

The officers of the Corporation who are Participants are Rose Hoover and Michael G. McAuley. The business address for each is c/o Ampco-Pittsburgh Corporation, 726 Bell Avenue, Suite 301, P.O. Box 457, Carnegie, PA 15106. Their present principal occupations are stated below. Mr. McBrayer is also an executive officer of the Corporation but is listed above as a Director and Director Nominee.

Name	Present Principal Occupation
Rose Hoover	President and Chief Administrative Officer
Michael G. McAuley	Senior Vice President, Chief Financial Officer and Treasurer

Information Regarding Ownership of the Corporation’s Securities by Participants

The number of the Corporation’s securities beneficially owned by the Participants as of March 9, 2021 is set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Information Regarding Transactions in the Corporation’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Corporation’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
James J. Abel	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	8/11/2020	Common Stock	3,000	Open Market Purchase
	8/11/2020	Common Stock	3,000	Open Market Sale
	9/22/2020	Common Stock	17,081	Conversion of Subscription Right
	9/22/2020	Series A Warrants	38,266	Conversion of Subscription Right
Terry L. Dunlap	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	8/11/2020	Common Stock	5,000	Open Market Purchase
	9/22/2020	Common Stock	8,928	Conversion of Subscription Right
	9/22/2020	Series A Warrants	20,000	Conversion of Subscription Right
Elizabeth A. Fessenden	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	5/15/19	Common Stock	3,711	Open Market Purchase
	5/16/19	Common Stock	3,790	Open Market Purchase
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	9/22/2020	Common Stock	15,721	Conversion of Subscription Right
	9/22/2020	Series A Warrants	35,218	Conversion of Subscription Right
Michael I. German	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	5/15/2019	Common Stock	10,000	Open Market Purchase
	12/13/19	Common Stock	5,000	Open Market Purchase
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	9/22/2020	Common Stock	50,114	Conversion of Subscription Right
	9/22/2020	Series A Warrants	122,266	Conversion of Subscription Right
William K. Lieberman	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	5/16/19	Common Stock	2,300	Open Market Purchase
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	9/22/2020	Common Stock	18,807	Conversion of Subscription Right
	9/22/2020	Series A Warrants	42,131	Conversion of Subscription Right
	9/22/2020	Common Stock	2,944	Conversion of Subscription Right
	9/22/2020	Series A Warrants	6,597	Conversion of Subscription Right
J. Brett McBrayer	5/9/2019	Common Stock	31,115	Grant, Award or Other Acquisition
	5/16/19	Common Stock	3,875	Open Market Purchase
	7/2/2019	Common Stock	2,648	Payment of Exercise Price or Tax Liability
	3/17/20	Common Stock	2,100	Open Market Purchase
	5/7/2020	Common Stock	33,943	Grant, Award or Other Acquisition
	5/9/2020	Common Stock	2,954	Payment of Exercise Price or Tax Liability
	7/2/2020	Common Stock	2,648	Payment of Exercise Price or Tax Liability
	9/22/2020	Common Stock	14,285	Conversion of Subscription Right
	9/22/2020	Series A Warrants	32,003	Conversion of Subscription Right
Stephen E. Paul	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	9/22/2020	Common Stock	19,253	Conversion of Subscription Right
	9/22/2020	Series A Warrants	43,131	Conversion of Subscription Right
Carl H. Pforzheimer, III	5/9/2019	Common Stock	10,000	Grant, Award or Other Acquisition
	11/12/19	Common Stock	2,300	Open Market Sale
	11/14/19	Common Stock	40	Open Market Sale
	11/15/19	Common Stock	200	Open Market Sale
	12/2/19	Common Stock	75	Open Market Sale
	12/3/19	Common Stock	8,048	Open Market Sale
	12/18/19	Common Stock	599	Open Market Sale
	12/19/19	Common Stock	18,738	Open Market Sale
	5/7/2020	Common Stock	10,000	Grant, Award or Other Acquisition
	6/26/2020	Common Stock	13,762	Open Market Purchase
	6/29/2020	Common Stock	6,238	Open Market Purchase
	9/22/2020	Common Stock	22,320	Conversion of Subscription Right
	9/22/2020	Series A Warrants	50,000	Conversion of Subscription Right
Rose Hoover	5/9/2019	Common Stock	12,965	Grant, Award or Other Acquisition
	5/3/2020	Common Stock	542	Payment of Exercise Price or Tax Liability
	5/3/2020	Common Stock	2,573	Grant, Award or Other Acquisition
	5/3/2020	Common Stock	710	Payment of Exercise Price or Tax Liability
	5/7/2020	Common Stock	14,143	Grant, Award or Other Acquisition
	5/9/2020	Common Stock	861	Payment of Exercise Price or Tax Liability

	5/9/2020	Common Stock	1,192	Payment of Exercise Price or Tax Liability
	9/22/2020	Common Stock	4,464	Conversion of Subscription Right
	9/22/2020	Series A Warrants	10,000	Conversion of Subscription Right
Michael G. McAuley	5/9/2019	Common Stock	9,900	Grant, Award or Other Acquisition
	5/3/2020	Common Stock	1,909	Grant, Award or Other Acquisition
	5/7/2020	Common Stock	13,436	Grant, Award or Other Acquisition
	9/22/2020	Common Stock	7,860	Conversion of Subscription Right
	9/22/2020	Series A Warrants	17,608	Conversion of Subscription Right

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Corporation or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Corporation nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Corporation’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) that is material to such person’s ability or integrity during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Corporation nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Annex I

AMPCO-PITTSBURGH CORPORATION
2016 OMNIBUS INCENTIVE PLAN
(as amended and restated)

Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 7, 2020: The Notice and Proxy Statement and the Annual Report on Form 10-K of the Corporation are available at http://www.ampcopittsburgh.com/investors; and The Notice and Proxy Statement and Annual Report on Form 10-K are also available at www.proxyvote.com. D03857-P35166 AMPCO-PITTSBURGH CORPORATION Annual Meeting of Shareholders May 7, 2020 10:00 A.M.  The undersigned hereby appoints Rose Hoover and Melanie Sprowson and each of them, as proxies with full power of substitution to vote, as specified on the reverse side, the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION, to be held via live webcast at www.virtualshareholdermeeting.com/AP2020, on Thursday, May 7, 2020, at 10:00 A.M., and any adjournments thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR THE NOMINEES LISTED IN ITEM 1 (OR, IN THE DISCRETION OF THE PROXIES, THE SHARES MAY BE VOTED CUMULATIVELY); FOR PROPOSAL 2; AND FOR PROPOSAL 3. THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope. CUMULATE (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

AMPCO-PITTSBURGH CORPORATION
2016 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF [MAY 6], 2021)

Ampco-Pittsburgh Corporation, a Pennsylvania corporation, sets forth herein the terms of its 2016 Omnibus Incentive Plan, as follows:

1.PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants and Non-Employee Directors to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan.

2.DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.

2.2.“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or cash award under the Plan.

2.3.“Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or a Subsidiary to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4.“Board” means the Board of Directors of the Company.

2.5.“Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6.“Code” means the Internal Revenue Code of 1986, as in effect as of the Restatement Effective Date or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7.“Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards intended to constitute “performance-based compensation” under Prior Section 162(m), to the extent required by Prior Section 162(m), Committee means all of the members of the Committee who are “outside directors” within the meaning of Prior Section 162(m). For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8.“Company” means Ampco-Pittsburgh Corporation, a Pennsylvania corporation, or any successor corporation.

2.9.“Company’s Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.10.“Common Stock” or “Stock” means a share of Common Stock of the Company, par value $1.00 per share.

2.11.“Consultant” means (i) with respect to any Award granted to a consultant or advisor, intended to be registered on Form S-8 under the Securities Act, any consultant or advisor eligible to receive an award thereunder pursuant to General Instruction A.1(a)(1) or (ii) with respect to any other Award, any Person, except an employee or Non-Employee Director, engaged by the Company or any Subsidiary, to render services to such entity, including as an advisor, pursuant to the terms of a written agreement.

2.12.“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.13.“Effective Date” means May 5, 2016, the date the Plan was initially approved by the Company’s shareholders.

2.14.“Exchange Act” means the Securities Exchange Act of 1934, as in effect as of the Restatement Effective Date or as hereafter amended.

2.15.“Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.16.“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.17.“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.18.“Grantee” means a person who receives or holds an Award under the Plan.

2.19.“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20.“Non-Employee Director” means a member of the Board who is not an employee.

2.21.“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22.“Other Stock-based Award” means Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.23.“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24.“Option Price” means the exercise price for each share of Stock subject to an Option.

2.25.“Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.

2.26.“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee, and includes an Annual Incentive Award.

2.27.“Person” shall mean an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

2.28.“Plan” means this Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended from time to time.

2.29.“Predecessor Plan” means the Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan.

2.30.“Prior Section 162(m)” shall mean Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Section 162(m) of the Code as in effect prior to such amendment.

2.31.“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.32.“Restatement Effective Date” means May 6, 2021, the date the Plan, as amended and restated, was approved by the Company’s shareholders.

2.33.“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.34.“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.35.“Restriction Period” shall have the meaning set forth in Section 10.1.

2.36.“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.37.“Section 162(m) Grandfather” shall mean the regulations or other guidance promulgated in respect of transition rules under Section 162(m) of the Code, as Section 162(m) of the Code is in effect from time to time on or after the amendment and restatement of the Plan as of the Restatement Effective Date, extending the deductibility of Awards intended to be “qualified performance-based compensation” under Prior Section 162(m).

2.38.“Section 409A” means Section 409A of the Code.

2.39.“Securities Act” means the Securities Act of 1933, as in effect as of the Restatement Effective Date or as hereafter amended.

2.40.“Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.41.“Service” means service as a Service Provider to the Company or an Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Subsidiary.

2.42.“Service Provider” means an employee, Non-Employee Director or Consultant.

2.43.“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44.“Subsidiary” means with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other similar business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or such other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or such other business entity.

2.45.“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Subsidiary combines.

2.46.“Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47.“Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.ADMINISTRATION OF THE PLAN

3.1.General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.Award Agreements; Clawbacks.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of all or any part of the gain realized by a Grantee under such Award on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Subsidiary thereof, any confidentiality obligation with respect to the Company or any

Subsidiary thereof or otherwise in competition with the Company or any Subsidiary thereof or any policy of the Company or any Subsidiary thereof. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.4.Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.Minimum Vesting Period.

All Awards granted under the Plan on or after the Restatement Effective Date shall be granted with a vesting period of not less than one year from the Grant Date, except for Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 4.1.

3.6.No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.7.Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.STOCK SUBJECT TO THE PLAN

4.1.Authorized Number of Shares.

Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 2,700,000 shares. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2.Share Counting.

4.2.1General

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.

4.2.2Cash-Settled Awards

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4Payment of Option Price or Tax Withholding in Shares

The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3.Award Limits.

4.3.1Incentive Stock Options

Subject to adjustment under Section 15, 2,700,000 shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2Limits on Awards to Non-Employee Directors

No more than $200,000 may be granted in share-based Awards under the Plan during any one year to a Grantee who is a Non-Employee Director (based on (x) the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units or Other Stock-based Awards, and (y) the applicable grant date fair value for accounting purposes in the case of Options or SARs). Share-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her cash retainer or fees for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.2.

5.EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.Term.

The Plan was effective as of the Effective Date’. The Plan shall terminate automatically on the Termination Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s shareholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award previously awarded.

6.AWARD ELIGIBILITY AND LIMITATIONS

6.1.Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider as the Board shall determine and designate from time to time in its discretion.

6.2.Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or its Subsidiary, or any other right of a Grantee to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or an Subsidiary. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.TERMS AND CONDITIONS OF OPTIONS

8.1.Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock

Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.Vesting.

Subject to Section 3.5 and Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of a period not to exceed ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2.Other Terms.

The Board shall determine at the Grant Date, subject to Section 3.5 hereof the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.Rights of Holders of SARs.

An individual holding or exercising an SAR shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock).  Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9.4.Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.5.Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)the number of shares of Stock with respect to which the SAR is exercised.

10.TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restriction Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Subject to Section 3.5 hereof, each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restriction Period and additional requirements as determined by the Board. Neither Restricted Stock nor Restricted Stock Units

may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any other applicable restrictions.

10.2.Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.

10.3.Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have all rights as shareholders of the Company, including voting and dividend rights.

10.4.Rights of Holders of Restricted Stock Units.

10.4.1Settlement of Restricted Stock Units

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2Voting and Dividend Rights

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3Creditor’s Rights

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board and subject to Section 409A, in consideration for past Services rendered.

10.6.Delivery of Stock.

Upon the expiration or termination of any Restriction Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3.Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2.Performance Awards Granted Under Prior Section 162(m).

Notwithstanding anything to the contrary herein, no provision of the Plan is intended to result in non-deductibility of Awards that were intended to be deductible in accordance with Prior Section 162(m). The Company intends to avail itself of transition relief applicable to such Awards, if any, in connection with Section 162(m) of the Code (including, without limitation, in accordance with the Section 162(m) Grandfather) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its discretion.

13.OTHER STOCK-BASED AWARDS

13.1.Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a

Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and, subject to Section 3.5 hereof, all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2.Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

13.3.Rights of Holders of Other Stock-based Awards.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Other Stock-based Awards shall have rights as shareholders of the Company, including voting and dividend rights.

14.REQUIREMENTS OF LAW

14.1.General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.EFFECT OF CHANGES IN CAPITALIZATION

15.1.Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common Stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s shareholders is not entirely shares of Common Stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.Change in Control.

15.3.1Consequences of a Change in Control

For any Awards outstanding as of the date of a Change in Control, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control, unless otherwise provided by the Award Agreement:

(i)To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service by the Company other than for “cause” (which may include a Separation from Service by the Service Provider for “good reason” if provided in the applicable Award Agreement), as such terms are defined in the Award Agreement, then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

15.3.2Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities unless such acquisition has been approved by the Board;

(b) Any election has occurred of persons to the Board that causes the Board to consist of members, of which fewer than two thirds are (i) persons who were members of the Board on the Effective Date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting

Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4.Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.Withholding Taxes.

The Company or an Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Subsidiary, as the case may be, may in its sole discretion, require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of any employment agreement and the Plan, the terms of the employment agreement govern.

17.6.Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include all forms of gender identity, as the context requires.

17.7.Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law, and applicable federal law.

17.9.Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.10.Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, death, disability, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11.Transferability of Awards.

17.11.1Transfers in General

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.11.2Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

17.12.Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award which is subject to vesting requirements or the achievement of performance criteria be paid before the Award has become earned and payable.

AMPCO-PITTSBURGH CORPORATION Annual Meeting of Shareholders May 13, 2021 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Rose Hoover and Melanie Sprowson, or either of them, each of them acting individually or in the absence of others, with the full power of substitution, as lawful proxy (the “Proxies”), and hereby authorizes them to represent and vote all the shares of Common Stock of Ampco-Pittsburgh Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ampco-Pittsburgh Corporation to be held at www.cesonlineservices.com/ap21_vm on May 13, 2021 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, upon such business as may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting. The Proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this proxy card and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said Proxies to vote the shares represented by the proxy in favor of the proposal. The Proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all the director nominees in Proposal 1 and distributed in the discretion of the Proxies; FOR Proposal 2 - approval of the non-binding, advisory resolution approving the compensation of our named executive officers; FOR Proposal 3 - the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan; and FOR Proposal 4 - the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2021. The Board of Directors does NOT endorse the nominees put forth by Crawford United Corporation and certain of its affiliates (collectively, “CUC”) and strongly urges you to DISCARD all proxy cards or other materials sent to you by CUC. If you have previously submitted a card sent to you by CUC, you can revoke that proxy (including any matter set forth therein, whether or not such matter is listed on the reverse side of this card) by signing and dating this card and returning it in the postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the reverse side of this card. (Continued and to be dated and signed on reverse side) SEE REVERSE SIDE PROXY CARD TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 13, 2021: The Notice and Proxy Statement and Annual Report on Form 10-K of the Corporation are available at http://ampcopgh.com/investors/; and The Notice and Proxy Statement and Annual Report on Form 10-K are also available at www.proxyvote.com/AP

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES LISTED IN ITEM 1; AND A VOTE “FOR” ITEM 2, ITEM 3 and ITEM 4. 1. Company’s proposal to elect the three nominees named in this Proxy Statement to serve on the Company's Board of Directors, each to hold office until the 2024 Annual Meeting of Shareholders or until his or her respective successor is elected and qualified. The Board of Directors recommends you vote FOR ALL the following nominees: 01) Michael I. German 02) J. Brett McBrayer 03) Carl H. Pforzheimer, III CUMULATIVE VOTING INSTRUCTIONS: Provide below any instructions with respect to how the undersigned’s shares should be cumulatively voted at the Annual Meeting, including the number of votes for any particular Nominee and/or the name of any Nominee with respect to whom the undersigned is withholding authority to cumulate votes, as applicable. To cumulate votes as to a particular nominee as explained in the Proxy Statement, multiply the number of shares held by you by three and vote the result for the nominees listed in any proportion, then indicate the name(s) and the number of votes to be given to such nominees below. Unless indicated to the contrary in the space provided below, all cumulative votes of such shareholder will be distributed among the nominees at the discretion of the Proxies named herein. Please mark vote as indicated in this example X Date (Signature) (Signature if held jointly) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. FOR ALL WITHHOLD ALL PLEASE SIGN, DATE AND RETURN THIS GOLD PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE 5 TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED5 The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve, in a non-binding, advisory vote, the compensation of the named executive officers. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. To approve the amendment and restatement of the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan. 4. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for 2021. NOTE: And in the discretion of such Proxies, upon such other business as may properly come before the meeting or any adjournment thereof and matters incidental to the conduct of the meeting. TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET ( QUICK EASY IMMEDIATE : Your telephone or internet proxy authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/AP. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately. OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors. Call Toll Free 877-892-7933 There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Proxy Authorization Internet and Telephone voting is available through 11:59 P.M. Eastern Time on May 12, 2021. FOR ALL EXCEPT To withhold authority to vote for any individual nominee(s), on the line below.mark "For All Except" and write the number(s) of the nominee(s)